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               UNUM EMPLOYEES RETIREMENT SAVINGS PLAN AND TRUST

                                Page 17 of 104

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                               Table of Contents
                                                                  Page

ARTICLE I     Definitions                                          1

ARTICLE II    Participation                                       12

              2.1  Date of Participation                          12
              2.2  Participation Requirement                      12
              2.3  Reemployed Eligible Employee                   13

ARTICLE III   Contributions                                       13

              3.1  Employer Contributions                         13
              3.2  Timing of Employer Contributions               13
              3.3  Form of Contributions                          14
              3.4  Maximum Contributions                          14
              3.5  Return of Contributions                        14
              3.6  Nonforfeitable Contributions                   14
              3.7  Special Rules for Matching Contributions       14
              3.8  Rollover Contributions                         16

ARTICLE IV    Direct Transfers                                    17

              4.1  Direct Transfers                               17

ARTICLE V     Deferral Elections                                  18

              5.1  Time and Method                                18
              5.2  Amendment or Termination by Participant        18
              5.3  Limitations on Actual Deferral Percentage      18
              5.4  Restrictions and Adjustments                   20

ARTICLE VI    Excess Deferrals                                    21

              6.1  Limitation on Elective Contributions           21
              6.2  Distribution of Excess Deferral                21
              6.3  Notice by Participant                          22

ARTICLE VI    Limitation on Annual Additions                      22

              7.1  Limitation For Defined Contribution Plans      22
              7.2  Limitation For Defined Contribution Plan
                   and Defined Benefit Plan                       23
              7.3  Combining and Aggregating Plans                25

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              7.4  Reduction of Excess Annual Additions           25
              7.5  Definition of Compensation                     26
              7.6  Certain Contributions Treated as Annual
                   Additions                                      26

ARTICLE VIII  Accounts and Valuation                              26

              8.1  Participants' Accounts                         26
              8.2  Adjustments                                    27
              8.3  Allocation of Discretionary Contributions      28
              8.4  Eligible Employees Entitled to Share in
                   Discretionary Contributions                    28
              8.5  Allocation of Elective Contributions and
                   Matching Contributions                         29
              8.6  Participants Entitled to Share in
                   Matching Contributions                         29
              8.7  Allocation of Rollover Contributions           29
              8.8  Allocation of Asset Transfers                  29
              8.9  Reports to Participants                        30

ARTICLE IX    Distributions and Loans                             30

              9.1  Retirement                                     30
              9.2  Disability                                     30
              9.3  Death                                          30
              9.4  Termination of Employment                      30
              9.5  In-Service Distributions                       32
              9.6  Participant Loans                              32
              9.7  Distributions to Participants                  34
              9.8  Special Rules for Annuity Option               35
              9.9  Special Rules for Periodic Payments Option     38
              9.10 Commencement of Distributions to
                   Participants                                   39
              9.11 Minimum Amounts to be Distributed to
                   Participants                                   40
              9.12 Distributions to Spouse or Beneficiary         41
              9.13 Hardship Withdrawals                           42
              9.14 Distribution to Alternate Payee                44
              9.15 Distributions to Minors and Incompetent
                   Persons                                        44
              9.16 Direct Rollovers                               45
              9.17 Form of Distribution                           47
              9.18 Purchasing Annuities                           47

ARTICLE X     Top Heavy Provisions                                47

              10.1  Top Heavy Requirements                        47
              10.2  Minimum Vesting Requirements                  47
              10.3  Minimum Contribution Requirement              47
              10.4  Modified Limitation on Allocations            48
              10.5  Present Value Factors                         48
              10.6  Benefit Accrual                               48

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ARTICLE XI     Plan Administration                                49

               11.1  Appointment of Benefits Committee            49
               11.2  Resignation and Removal                      49
               11.3  Powers and Duties                            49
               11.4  Reporting and Disclosure                     50
               11.5  Delegation of Ministerial Duties             50
               11.6  Payment of Plan Expenses                     50
               11.7  Compensation and Reimbursement of
                     Expenses                                     50
               11.8  Uniformity of Rules and Regulations          50
               11.9  Reliance on Reports                          51
               11.10 Multiple Signatures                          51

ARTICLE XII    Claims Procedures                                  51

               12.1  Filing a Claim for Benefits                  51
               12.2  Denial of Claim                              51
               12.3  Appeal of Denied Claim                       51
               12.4  Decision on Appeal                           52

ARTICLE XIII   Trustee                                            52

               13.1  Duties                                       53
               13.2  Investment Funds                             53
               13.3  UNUM Stock Fund                              53
               13.4  Investment of Contributions                  55
               13.5  Reinvestment of Account                      55
               13.6  Custodian                                    56
               13.7  Investment Manager                           56
               13.8  Trustee Powers                               56
               13.9  Distributions and Participant Loans          58
               13.10 Voting Rights                                58
               13.12 Accounts                                     60
               13.13 Compensation and Expenses of Trustee         60
               13.14 Reliance by Trustee                          60
               13.15 Reliance by Others                           60
               13.16 Merger or Consolidation of Trustee           60
               13.17 Resignation or Removal of Trustee            60
               13.18 Fiscal Year of Trust                         61

ARTICLE XIV    Amendment and Termination                          61

               14.1  Amendment                                    61
               14.2  Accounts Not to be Decreased by Amendment    62
               14.3 Termination                                   62
               14.5 Notice of Amendment or Termination            63

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ARTICLE XV     Nonalienability of Benefits; Qualified
               Domestic Relations Orders                          63

               15.1  Nonalienability of Benefits                  63
               15.2  Qualified Domestic Relations Orders          63
               15.3  Notice                                       63
               15.4  Representative                               63
               15.5  Separate Account                             63
               15.6  Determination by Benefits Committee          64
               15.7  Definitions                                  65

ARTICLE XVI    Mergers                                            66

               16.1  Merger or Consolidation of Plan              66
               16.2  Merger with First UNUM Employees Savings
                     and Investment Plan and Trust                66
               16.3  Merger with Preferred Benefits Corporation
                     Profit Sharing and 401(k) Plan               67
               16.4  Thomas L. Jacobs and Associates, Inc.
                     Merger Provisions                            80

ARTICLE XVIII   Miscellaneous                                     81

               17.1  Fiduciary Responsibility                     81
               17.2  Prohibited Transactions                      82
               17.3  Delegation of Authority by Adopting
                      Employers                                   82
               17.4  Transfers of Employment                      82
               17.5  Initial Plan Qualification                   82
               17.6  Exclusive Benefit                            83
               17.7  Service With Predecessor Employer            83
               17.8  Employment                                   83
               17.9  Gender                                       83
               17.10 Governing Law                                83
               17.11 Article and Section Headings and Table
                     of Contents                                  83

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              UNUM EMPLOYEES RETIREMENT SAVINGS PLAN AND TRUST

          The UNUM Employees Retirement Savings Plan and Trust (the "Plan"), originally adopted effective January 1, 1984, was last amended and restated effective January 1, 1990. The Plan is hereby further amended and restated effective generally January 1, 1994. The Plan is intended to qualify as a profit sharing plan under Section 401(a) and Section 401(k) of the Code and to comply with the applicable provisions of the Code and ERISA, as well as the regulations and rulings issued thereunder.


                                   ARTICLE I
                                  Definitions

      The following terms, when used herein, shall have the meanings as hereinafter set forth, unless the context clearly indicates otherwise:

      1.1 "Account" shall mean the account established and maintained by the Trustee for each Participant which shall reflect the Participant's share of the Trust Fund; provided such Account shall, in accordance with Section 1, reflect separately the Participant's
(a) Elective Contributions, (b) Matching Contributions,
(c) Discretionary Contributions, (d) Rollover Contributions and (e) for Plan Years prior to January 1, 1989, his or her after-tax contributions, if any, and Employer matching contributions made thereon, if any.

      1.2 "Actual Deferral Percentage" for any Plan Year shall mean the average of the ratios, calculated separately for each Eligible Employee, of the amount of Elective Contributions (excluding the Elective Contributions, if any, taken into account under Section 1.9) made on behalf of such Employee for such year to such Employee's compensation for such year (whether or not the Employee was a Participant for the entire Plan Year); provided, however, that such term may, at the election of an Employer, include Matching Contributions. For purposes of this Section, "compensation" shall mean compensation as defined in Section 7.5 and may, at the election of an Employer, include amounts excludable from gross income under Sections 125, 402(e)(3) and 402(h)(1)(B) of the Code.

      1.3 "Affiliated Employer" shall mean any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) that includes the Employer; or any trade or business, whether or not incorporated which is under common control (as defined in Section 414(c) of the Code) with the Employer; or any service organization which is a member of an affiliated service group (as defined in Section 414(m) of the Code) that includes the Employer; and any successor to any of the foregoing.

      1.4 "Annual Addition" shall mean the sum of the Employer
Contributions, Employee contributions and forfeitures, if any, allocated to the Account of a Participant for a Limitation Year and the amounts described in Section 7.6.

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      1.5  "Beneficiary" shall mean the person or persons designated by a
Participant as provided in Section 9.3 to receive any benefits payable under the Plan following the death of the Participant.

      1.6 "Benefits Committee" shall mean the committee appointed in accordance with Section 11.1.

      1.7 "Board" shall mean, effective January 1, 1991, the Board of Directors of UNUM Corporation.

      1.8 "Break in Service" shall mean an Eligibility Computation Period during which an Employee has not completed more than two hundred and fifty
(250) Hours of Service (five hundred (500) Hours of Service, effective January 1, 1995).

      1.9 "Code" shall mean the Internal Revenue Code of 1986, as from time to time amended.

      1.10 "Compensation" shall mean, with respect to any Plan Year, the total compensation paid by the Employer to the Employee (other than an Employee on the Branch or Individual Compensation Plan) for services rendered while a Participant that constitutes wages as defined in Section 3401(a) of the Code and all other payments made by the Employer to an Employee for services rendered while a Participant for which the Employer is required to furnish the Employee a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code without regard to any rules under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or services performed. "Compensation" shall mean, with respect to an Employee on the Branch or Individual Compensation Plan, Compensation as defined in this Section 1.10, including draw and sales bonus payments received while a Participant, but excluding amounts held in an income stabilization account and amounts paid by the Employer as a result of sales contest participation. Notwithstanding the foregoing to the contrary, Compensation (i) shall include elective contributions made by the Employer on behalf of an Employee that are not includable in income under Section 402(e)(3) of the Code; and (ii) shall be reduced by flex cash (except with respect to Employees of Commercial Life Insurance Company), extended pay, overtime pay, incentive plan pay, varicomp, actuarial bonus payments, stock options, prizes, awards, field transition plan payouts, termination pay, commission fees, consultants fees, other irregular payments (other than representative's bonus, manager bonus, regional manager bonus, DIC bonus, career bonus and reinsurance representative bonus), reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits.

      Notwithstanding the foregoing to the contrary, effective January 1, 1989, the annual Compensation of any Employee in excess of Two Hundred Thousand Dollars ($200,000.00) (or such higher amount as the Secretary of the Treasury may prescribe) shall not be taken into account under the Plan, and, effective January 1, 1994, the annual Compensation of any Employee in excess of One Hundred Fifty Thousand Dollars ($150,000.00) (or such higher amount as the Secretary may prescribe) shall not be taken into account under the Plan. In the event Compensation is determined based on a period of time which contains fewer than twelve (12) calendar months, the annual Compensation

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limit shall be an amount equal to the annual Compensation limit for the calendar year in which the period begins multiplied by a fraction, the numerator of which is the number of full calendar months in the period and the denominator of which is twelve (12). For purposes of the annual
Compensation limit, any Compensation paid to an Employee who is the spouse or a lineal descendant (who has not attained age nineteen (19) by the close of the Plan Year) of an Employee who is a Five Percent Owner or one of the ten
(10) Highly Compensated Employees paid the highest compensation (as defined in Section 7.5) for the Plan Year shall be treated as paid to or on behalf of such Five Percent Owner or Highly Compensated Employee. If the annual Compensation limit is exceeded as a result of the application of the preceding sentence, then the limit shall be prorated among the affected Employees' Compensation as determined prior to the application of the annual Compensation limit. If Compensation for a prior Plan Year is taken into account for any Plan Year, such Compensation shall be subject to the annual Compensation limit in effect for such prior Plan Year.

      The average percentage of total compensation (as defined in Regulation Section 1.414(s)-1(d)(3)(ii)) included in the Compensation of Highly Compensated Employees as a group shall not exceed by more than a de minimis amount the average percentage of total compensation included in the Compensation of Non-Highly Compensated Employees as a group. This determination shall be made in accordance with the provisions of Regulation
Section 1.414(s)-1(d)(3) which is incorporated herein by reference.

      Notwithstanding the foregoing to the contrary, for purposes of the Discretionary Contribution, if any, for a Plan Year, "Compensation" shall mean Compensation paid for services rendered while an Eligible Employee.

      1.11 "Contribution Percentage" shall mean for any Plan Year the average of the ratios, calculated separately for each Eligible Employee, of the amount of Matching Contributions (excluding the Matching Contributions, if any, taken into account under Section 1.2) made on behalf of such Employee for such year to such Employee's compensation for such year; provided, however, that such term may, at the election of an Employer, include Elective Contributions. For purposes of this Section, "compensation" shall mean compensation as defined in Section 7.5 and may, at the election of an Employer, include amounts excludable from gross income under Sections 125, 402(e)(3) and 402(h)(1)(B) of the Code. Notwithstanding the foregoing to the contrary, with respect to Plan Years beginning after December 31, 1986, and before January 1, 1989, "Contribution Percentage" shall mean for any such Plan Year the average of the ratios, calculated separately for each Eligible Employee, of the sum of the amount of Matching Contributions (excluding the Matching Contributions, if any, taken into account under Section 1.2) made on behalf of such Employee for such year and the amount of after-tax contributions, if any, made by such Employee (and the employer matching contributions made thereon, if any) for such year to such Employee's compensation for such year; provided, however, that such term may, at the election of an Employer, include Elective Contributions.

      1.12 "Deferral Election" shall mean an election made by an Eligible Employee in accordance with Section 5.1.

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      1.13 "Determination Date" shall mean, with respect to any Plan Year, the last day of the preceding year or in the case of the first Plan Year of the Plan, the last day of such Plan Year.

      1.14 "Disabled" or "Disability" shall mean a Participant's incapacity to engage in any substantial gainful activity by reason of any medically determined physical or mental impairment which can reasonably be expected to result in death or be of long-continued and indefinite duration as certified by a licensed physician approved by the Employer.

      1.15 "Discretionary Contribution" shall mean a contribution made by an Employer in accordance with Section 3.1(c).

      1.16 "Effective Date" of this amendment and restatement shall mean, except as otherwise provided herein, January 1, 1994.

      1.17 "Elective Contribution" shall mean a contribution made by an Employer in accordance with Section 3.1(a) on behalf of a Participant pursuant to a Deferral Election.

      1.18 "Eligibility Computation Period" shall mean the initial twelve
(12) consecutive month period beginning with the date on which the Employee first performs an Hour of Service and each successive twelve (12) consecutive month period beginning on the anniversary thereof. In measuring completion of a Year of Participation Service upon an Employee's return after a Break in Service, the term "Eligibility Computation Period" shall mean the initial twelve (12) consecutive month period beginning on the Employee's reemployment commencement date and, where necessary, each successive twelve (12) consecutive month period beginning on the anniversary thereof.

      1.19 "Eligible Employee" shall mean an Employee who is eligible to participate in the Plan as provided in Section 2.1.

      1.20 "Employee" shall mean any individual employed by an Employer, excluding pool temporary employees, Leased Employees, any individual compensated exclusively on a commission basis, and, effective January 1, 1990, any individual who is an employee under the Deferred Profit Sharing Plan and the Registered Retirement Savings Plan sponsored by UNUM Life Insurance Company of America for its Canadian resident citizen employees.

      1.21 "Employer" shall mean UNUM Corporation and any Affiliated Employer that adopts the Plan with the consent of the Board. If an Employer is a member of a group of employers which constitutes a controlled group of corporations (as defined in Section 414(b) of the Code), which constitutes trades or businesses (whether or not incorporated) which are under common control (as defined in Section 414(c) of the Code), or which constitutes an affiliated service group (as defined in Section 414(m) of the Code and modified in Section 414(o) of the Code), all such employers shall be considered a single employer as required by Sections 414(b), 414(c), 414(m) and 414(o) of the Code. For purposes of applying the limitations of
Article VII, the Section 414(b) definition of a controlled group of corporations and the Section 414(c) definition of trades or businesses under common control shall be modified as provided in Section 415(h) of the Code.

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      1.22 "Employer Contribution" shall mean any Elective Contribution,
Matching Contribution or Discretionary Contribution made in accordance with the terms of the Plan.

      1.23 "Employment Commencement Date" shall mean the date on which an Employee first performs an Hour of Service for the Employer.

      1.24 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and any regulations issued pursuant thereto, as such Act or such regulations affect this Plan.

      1.25 "Excess Contributions" shall mean for any Plan Year the excess of

           (a) the aggregate amount of Employer Contributions taken into account under Section 3.7(a) that are paid to the Trust on behalf of Highly Compensated Eligible Employees for such year, over

           (b)  the maximum amount of such contributions permitted under
      Section 3.7(a).

      1.26 "Excess Deferral" shall mean Elective Contributions in excess of the limitation of Section 6.1.

      1.27 "Excess Elective Contributions" shall mean for any Plan Year the excess of

           (a) the aggregate amount of Employer Contributions taken into account under Section 5.3 that are paid to the Trust on behalf of Highly Compensated Eligible Employees for such year, over

           (b)  the maximum amount of such contributions permitted under
      Section 5.3.

      1.28 "Five Percent Owner" shall mean any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer.

      1.29 "Former Participant" shall mean any individual who ceases to be employed by the Employer and who has not received full distribution of his or her Account.

      1.30 "Highly Compensated Eligible Employee" shall mean an Employee who is eligible to participate in the Plan as provided in Section 2.1 and who is a Highly Compensated Employee.

      1.31 "Highly Compensated Employee" shall mean any Employee who, during the Plan Year or the preceding Plan Year:

            (a)  was at any time a Five Percent Owner;

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            (b) received compensation from the Employer in excess of
      Seventy-Five Thousand Dollars ($75,000.00) or such higher amount in effect under Section 414(q) of the Code;

            (c) received compensation from the Employer in excess of Fifty Thousand Dollars ($50,000.00) or such higher amount in effect under
      Section 414(q) of the Code, and was in the Top-Paid Group for such year;
      or

            (d) was at any time an officer and received compensation greater than fifty percent (50%) of the amount in effect under
      Section 415(b)(1)(A) of the Code for such year, but

                (i) in no event shall more than fifty (50) Employees or, if less, ten percent (10%) of all Employees, be treated as officers under this Section, and

                (ii) if for any determination year no officer of the Employer is described in this subsection, the officer of the Employer receiving the greatest compensation for such year shall be treated as a Highly Compensated Employee under this subsection.

       For any Plan Year in which an Employee is not a member of the group consisting of the one hundred (100) Employees receiving the greatest compensation from the Employer during such year, he or she shall not be treated as a Highly Compensated Employee under subsections (b), (c) or (d) of this Section unless such Employee was treated as a Highly Compensated Employee under one of such subsections for the preceding Plan Year, without regard to this sentence. A former Employee shall be treated as a Highly Compensated Employee if he or she was a Highly Compensated Employee when such Employee separated from service or at any time after attaining age fifty-five (55).

      If an Employee is a family member of a Five Percent Owner or of one of the ten (10) Highly Compensated Employees receiving the greatest compensation from the Employer during the Plan Year, then such Employee shall not be considered a separate Employee and the compensation paid by the Employer to such Employee (and any contribution or benefit on his or her behalf) shall be treated as if it were paid to (or on behalf of) the Five Percent Owner or Highly Compensated Employee. For purposes of this Section, "family member" shall mean a spouse, lineal ascendant, lineal descendant and the spouses of such lineal ascendants and descendants.

      For purposes of this Section, "compensation" shall have the meaning given such term under Section 415(c)(3) of the Code, but without regard to the exclusions provided under Sections 125, 402(a)(8) and 402(h)(1)(B), and, in the case of employer contributions made pursuant to a salary reduction agreement, without regard to Section 403(b) of the Code.

      The dollar amounts in subsections (b) and (c) of this Section shall be increased at the same time and in the same manner as the dollar limitation under Section 415(b)(1)(A) of the Code.

      The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the Top-Paid Group, the top one hundred (100) Employees, the number of Employees treated as officers and the compensation that is considered, shall be made in accordance with Section 414(q) of the Code and the regulations thereunder.

      1.32 "Hour of Service" shall mean:

            (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Affiliated Employer. Such hours shall be credited to the computation period in which such duties are performed.

            (b) Each hour for which an Employee is paid, or entitled to payment, directly or indirectly, by an Affiliated Employer on account of a period of time during which no duties were performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty, or leave of absence. Notwithstanding the preceding sentence, (i) no more than two hundred and fifty-one (251) Hours of Service (five hundred and one (501) Hours of Service, effective January 1, 1995) shall be credited under this subsection (b) to an Employee on account of any single continuous period during which he or she performs no duties (whether or not such period occurs in a single computation period), (ii) Hours of Service shall not be credited if payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation, or disability insurance laws, and (iii) Hours of Service shall not be credited if payment is made solely to reimburse an Employee for medical or medically related expenses incurred by such Employee.

            (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliated Employer. The same hours shall not be credited both under subsection (a) or (b) and under this subsection (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

      Each Employee whose Compensation is not determined on an hourly basis shall be credited with forty-five (45) Hours of Service for each week such Employee completes at least one (1) Hour of Service.

      The number of Hours of Service to be credited to each Employee shall be determined in accordance with the provisions of 29 C.F.R. Sections 2530.200b-2(b), 2(c) and 2530.200b-3(e)(4) which are incorporated herein by reference.

      All hours of service credited to an Employee under the First UNUM Employee Savings and Investment Plan and Trust prior to January 1, 1989, shall be considered Hours of Service with respect to such Employee under this Plan; provided, however, that no duplication of Hours of Service shall be permitted.

      Each Employee who is absent from work for any period (i) by reason of the pregnancy of the Employee, (ii) by reason of the birth of a child of the Employee, (iii) by reason of the placement of a child with the Employee in connection with the adoption of the child by the Employee, (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement, or (v) by reason of an approved leave of absence pursuant to a nondiscriminatory policy established by his or her Employer shall, solely for purposes of determining whether such Employee has incurred a Break in Service, be credited with the Hours of Service which would normally have been credited to such Employee but for such absence or, if such Hours of Service cannot be determined, eight (8) Hours of Service for each day of such absence; provided the total number of Hours of Service credited in accordance with this paragraph on account of such absence shall not exceed two hundred and fifty-one (251) (five hundred and one (501), effective January 1 , 1995). The Hours of Service described in this paragraph shall be credited in the computation period in which the absence begins, if the Employee would be prevented from incurring a Break in Service in such year solely because the Employee is credited with such Hours of Service or, in all other cases, in the immediately following computation period.

      1.33 "Investment Fund" shall mean an investment fund described in
Section 13.2.

      1.34 "Investment Manager" shall mean any fiduciary, other than the Trustee or a named fiduciary (as defined in Section 402(a)(2) of ERISA):

            (a) who is appointed by the Board (or any person or persons to whom the Board delegates its authority) to manage, acquire, or dispose of all or any portion of the Trust Fund;

            (b) who is (i) registered as an investment adviser under the Investment Advisers Act of 1940; (ii) is a bank, as defined in said Act; or (iii) is an insurance company qualified to manage, acquire or dispose of all or any portion of the Trust Fund under the laws of more than one State; and

            (c) who has acknowledged, in writing, that he or she is a fiduciary with respect to the Plan.

      1.35 "Key Employee" shall mean any Employee or former Employee (and the Beneficiary of such Employee) who at any time during the Plan Year or the four (4) preceding Plan Years is:

            (a)  an officer of the Employer having annual compensation
      (within the meaning of Section 7.5) from the Employer greater than fifty percent (50%) of the amount in effect under Section 415(b)(1)(A) of the Code for any Plan Year (but in no event shall more than fifty (50) Employees or, if less, the greater of three (3) or ten percent (10%) of all Employees be treated as Key Employees by reason of being officers);

            (b) a person owning (or considered as owning within the meaning of Section 318 of the Code) more than a one-half percent (1/2%) interest, as well as one of the ten largest interests in the Employer, and having annual compensation (within the meaning of Section 7.5) from the Employer of more than the limitation in effect under
      Section 415(c)(1)(A) of the Code for any Plan Year;

            (c)  a Five Percent Owner; or

            (d) a person who has annual compensation (as defined in Section 7.5) from the Employer of more than One Hundred Fifty Thousand Dollars ($150,000.00) and who would be described in subsection (c) above if one percent (1%) were substituted for five percent (5%).

      The determination of who is a Key Employee shall be made in accordance with Section 416(i)(1) of the Code and the regulations thereunder, the provisions of which are incorporated herein by reference. For purposes of determining annual compensation under this Section, amounts excluded from gross income under Sections 125, 402(e)(3), 402(h)(1)(B) and 403(b) of the Code shall be taken into account.

      1.36 "Leased Employee" shall mean any person who is not an Employee and who provides services to the Employer if:

           (a) such services are provided pursuant to an agreement between the Employer and any leasing organization;

           (b)  such person has performed such services for the Employer
      (or for the Employer and any related person determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one (1) year; and

           (c) such services are of a type historically performed, in the business field of the Employer, by employees.

      Contributions or benefits provided to a Leased Employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer. A Leased Employee shall not be considered an Employee if:

           (d) he or she is covered by a money purchase pension plan providing:

                (i) an employer contribution rate (without regard to Section 401(l) of the Code) of at least ten percent (10%) of compensation, as defined in Section 415(c)(3) of the Code, but including amounts excludable from gross income under Sections 125, 402(a)(8), 402(h)(1)(B) or 403(b) of the Code;

                (ii)  immediate participation; and

                (iii)  full and immediate vesting; and

           (e) Leased Employees do not constitute more than twenty percent (20%) of the Employer's nonhighly compensated work force.

      1.37 "Limitation Year" shall mean a Plan Year.

      1.38 "Matching Contribution" shall mean a contribution made by an Employer in accordance with Section 3.1(b) on behalf of a Participant who has made a Deferral Election.

      1.39 "Named Fiduciary" shall mean with respect to the operation and administration of the Plan, the Benefits Committee and the Appellate Committee, and with respect to the management of the Trust Fund, the Trustee.

      1.40 "Non-Key Employee" shall mean any Employee who is not a Key
Employee.

      1.41 "Normal Retirement Age" shall mean age sixty-five (65).

      1.42 "Participant" shall mean an Eligible Employee who elects to participate in the Plan in accordance with Section 5.1 and each other Eligible Employee on whose behalf the Employer makes a Discretionary Contribution.

      1.43 "Permissive Aggregation Group" shall mean each plan of an Employer which is included in a Required Aggregation Group and any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, continues to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

      1.44 "Plan" shall mean the UNUM Employees Retirement Savings Plan and Trust.

      1.45 "Plan Year" shall mean the calendar year.

      1.46 "Required Aggregation Group" shall mean each plan of an Employer in which a Key Employee is a participant and each other plan of such Employer which enables any plan of the Employer in which a Key Employee is a participant to meet the requirements of Sections 401(a)(4) or 410 of the Code.

      1.47 "Rollover Contributions" shall mean the cash contributions made by an Employee in accordance with Section 3.8.

      1.48 "Top Heavy" shall mean that as of the Determination Date:

           (a) the Top Heavy Ratio for the Plan exceeds sixty percent (60%), if the Plan is not included in a Required Aggregation Group;

           (b) the Top Heavy Ratio for the Required Aggregation Group which includes the Plan exceeds sixty percent (60%), if the Plan is included in a Required Aggregation Group, but is not included in a Permissive Aggregation Group; or

           (c) the Top Heavy Ratio for the Permissive Aggregation Group which includes the Plan exceeds sixty percent (60%), if the Plan is included in a Permissive Aggregation Group.

      1.49 "Top Heavy Ratio" shall mean:

           (a)  if the Plan is not included in a Required Aggregation
      Group, a fraction, the numerator of which is the sum of the Account balances of Key Employees under the Plan and the denominator of which is the sum of the Account balances of all Participants under the Plan; or

           (b) if the Plan is included in a Required Aggregation Group or a Permissive Aggregation Group, a fraction, the numerator of which is the sum of the account balances of Key Employees under all defined contribution plans included in such group and the present value of the accrued benefits of Key Employees under all defined benefit plans included in such group and the denominator of which is the sum of the account balances of all Participants under all defined contribution plans included in such group and the present values of the accrued benefits of all Participants under all defined benefit plans included in such group.

      The account balances, as well as the present values of accrued benefits, shall be determined, as of the Valuation Date coinciding with the Determination Date, in accordance with the provisions of Section 416(g) of the Code and the regulations thereunder which are incorporated herein by reference. In determining the Top Heavy Ratio for any Plan Year, if an individual is a Non-Key Employee with respect to the Plan or with respect to any other plan which is included in the same Required Aggregation Group or Permissive Aggregation Group as the Plan, but was a Key Employee with respect to the Plan or such other plan for any prior Plan Year, any account balance or accrued benefit for such individual shall not be taken into account. In addition, any account balance or accrued benefit of any individual who has not performed services for the Employer at any time during the five (5) year period ending on the Determination Date shall not be taken into account.

     1.50 "Top-Paid Group" shall mean for any Plan Year the group of Employees consisting of the top twenty percent (20%) of Employees based on compensation (as defined in Section 1.31) received from the Employer during such year. For purposes of determining the number of Employees in the Top-Paid Group, the following Employees shall be excluded:

          (a)  Employees who have not completed six (6) months of service;

          (b) Employees who normally work less than seventeen and one-half (17 1/2) hours per week;

          (c) Employees who normally work less than six (6) months during any year;

          (d)  Employees who have not attained age twenty-one (21);

          (e) Employees who are nonresident aliens and who receive no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer that constitutes income from sources within the United States (within the meaning of Section 861(a) (3) of the Code).

The Employer may elect to apply subsections (a), (b), (c) or (d) by substituting a shorter period of service, a smaller number or hours or months, or a lower age than that specified in each subsection.

      1.51 "Trust" shall mean the trust created by the Employer in accordance with the provisions of the Plan.

      1.52 "Trustee" shall mean the person or persons appointed by the Board (or any person or persons to whom the Board delegates its authority) to serve as trustee(s) of the Trust.

      1.53 "Trust Fund" shall mean the property held in Trust for the benefit of the Participants and their Beneficiaries.

      1.54 "Valuation Date" shall mean the last business day of any month, and such additional dates as the Trustee and Benefits Committee may designate.

      1.55 "Year of Participation Service" shall mean an Eligibility Computation Period during which the Employee has completed five hundred and one (501) or more Hours of Service (one thousand (1,000) Hours of Service, effective January 1, 1995).

                                ARTICLE II
                               Participation

      2.1 Date of Participation. Except as hereinafter provided, each Employee who is in the employ of the Employer on the Effective Date and who meets the requirement of Section 2.2 on or before such date shall be eligible to participate in the Plan as of the Effective Date. Each other Employee who thereafter meets the requirement of section 2.2 shall be eligible to participate in the Plan the first day of the first payroll period coinciding with or next following the date on which the Employee meets said requirement, or the first day of any subsequent payroll period, provided he or she is still in the employ of his or her Employer on said date. Notwithstanding the foregoing, each Employee who had completed at least 1,000 hours of service with First Commercial Life Insurance Company prior to the date of the merger with First UNUM Life Insurance Company, shall be eligible to participate in the Plan as of the first day of the first payroll period coinciding with or next following such merger, or the first day of any subsequent payroll period, provided he or she is still in the employ of his or her Employer on said date; each Employee who had completed at least 1,000 hours of service with Commercial Life Insurance Company prior to January 1, 1989, shall be eligible to participate in the Plan as of the first day of the first payroll period coinciding with or next following January 1, 1989, or the first day of any subsequent payroll period, provided he or she is still in the employ of his or her Employer on said date; and each Employee who was a member of the First UNUM Employees Savings and Investment Plan on December 31, 1988, shall be eligible to participate in the Plan effective January 1, 1989.

      2.2  Participation Requirement.  Each Employee who has completed one
(1) Year of Participation Service and who is scheduled to work forty (40) or more hours bi-weekly shall be eligible to participate in the Plan.

Effective January 1, 1995, each Employee who has completed one (1) Year of Participation Service shall be eligible to participate in the Plan.

      2.3 Reemployed Eligible Employee. An Eligible Employee who is reemployed by an Employer shall again be eligible to participate as of the date he or she completes one (1) Hour of Service.

      2.4 Service with Affiliated Employers. In the event an employee of an Affiliated Employer that has not adopted the Plan becomes an Employee of an Affiliated Employer that has adopted the Plan, he or she shall be eligible to participate in the Plan effective as of the later of the following dates:

           (a) the first day of the first payroll period coinciding with or next following the date on which he or she meets the requirements of
      Section 2.2, taking into account his or her prior service with an Affiliated Employer since the date such employer became an Affiliated Employer, and, effective January 1, 1994, taking into account all of his or her prior service with an Affiliated Employer; or

           (b) the first day of the first payroll period coinciding with or next following the date on which he or she becomes an Employee of an Affiliated Employer that has adopted the Plan.

      A Participant who is transferred to an Affiliated Employer that has not adopted the Plan shall cease to be eligible to participate in the Plan effective as of the date of his or her transfer.


                                 ARTICLE III
                                Contributions

      3.1 Employer Contributions. For each Plan Year, the Employer shall contribute to the Plan:

           (a)  the Elective Contributions to be made in accordance with
      Section 5.1 on behalf of each Participant in its employ during such year;

           (b) the Matching Contributions, if any, to be made on behalf of each Participant in its employ during such year at the rate determined by the Board; provided, however, no Matching Contribution may be made with respect to any Excess Deferral or Excess Elective Contribution or any Elective Contribution which is returned to the Participant pursuant to Section 7.4(b); and

           (c) the Discretionary Contributions, if any, in such amount as may be determined by the Board.

      3.2 Timing of Employer Contributions. The Elective Contributions for the payroll periods ending within any calendar month shall be paid to the Trust as soon as practicable after the end of such month. Matching

Contributions, if any, with respect to any Plan Year shall be paid to the Trust at such time or times as may be determined by the Employer, but not later than the date prescribed by law for filing the Employer's federal income tax return for its taxable year which ends with or within such Plan Year, including extensions which have been granted for filing such return.

      3.3 Form of Contributions. Elective contributions shall be made in cash. Matching Contributions and Discretionary Contributions may, at the election of the Board, be made in cash or in shares of common stock of UNUM Corporation, or in any combination thereof; provided any contribution made in the form of shares of common stock of UNUM
Corporation shall be valued at its fair market value as of the date of contribution.

      3.4 Maximum Contributions. In no event shall the Employer Contribution for any Plan Year exceed the maximum amount which the Employer is permitted to deduct for federal income tax purposes or cause the Annual Addition for any Participant to exceed the amount permitted under the Plan.

      3.5 Return of Contributions. Contributions by the Employer are conditioned upon the initial qualification of the Plan under
Section 401(a) of the Code and upon their deductibility under
Section 404 of the Code. Upon the request of the Employer, any contributions made by it (a) which are made by reason of a mistake of fact,
(b) which are conditioned upon the initial qualification of the Plan, or
(c) for which a deduction is disallowed shall be returned to the Employer within one (1) year of the mistaken payment of the contribution, denial of qualification (provided the application for qualification is made by the time prescribed by law for filing the Employer's federal income tax return for its taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe), or disallowance of the deduction. In the event of a denial of qualification, the amount contributed for the period during which the Plan was not qualified may be returned. In the event of a mistake of fact or a disallowance of deduction, the amount which may be returned to the Employer is the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake of fact or an error in determining the deduction. Earnings attributable to any excess contribution shall not be returned, and losses attributable thereto shall reduce the amount which may be returned.

      The portion of any contribution returned to the Employer in accordance with this Section that represents Elective Contributions shall be paid promptly to the Participants on whose behalf such contributions were made.

      3.6 Nonforfeitable Contributions. Each Participant shall have a fully vested and nonforfeitable interest in his or her Elective Contributions Account, Matching Contributions Account and Discretionary Contributions Account at all times.

      3.7  Special Rules for Matching Contributions.

           (a)  The Contribution Percentage for Highly Compensated
      Eligible Employees for any Plan Year commencing after December 31, 1986, shall not exceed the greater of:

                (i) the Contribution Percentage for all other Eligible Employees multiplied by 1.25; or

                (ii) the lesser of the Contribution Percentage for all other Eligible Employees multiplied by 2, or the Contribution Percentage for such Eligible Employees plus two percent (2%).

            (b) For purposes of this Section, if two or more qualified plans maintained by the Employer are treated as one plan to meet the requirements of Section 401(a)(4), Section 410(b) or Section 401(m) of the Code, such plans shall be treated as a single plan. If a Highly Compensated Eligible Employee participates in any other qualified plan maintained by the Employer to which Matching Contributions are made, all such contributions for Plan Years ending with or within the same calendar year shall be aggregated for purposes of this Section. If a Highly Compensated Eligible Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy
      Section 401(m) of the Code only if they have the same plan year.

            (c)  If an Employee is a family member within the meaning of
      Section 1.31 of a Five Percent Owner or of one of the ten (10) Highly Compensated Employees receiving the greatest compensation from the Employer during the Plan Year, then the individual contribution percentage attributable to such Employee shall be treated as if it were attributable to the Five Percent Owner or Highly Compensated Employee. An Employee who is a family member with respect to a Five Percent Owner or one of the ten (10) Highly Compensated Employees receiving the greatest compensation from the Employer shall not be considered a separate Employee for purposes of determining the Contribution Percentage for Highly Compensated Eligible Employees and the Contribution Percentage for all other Eligible Employees.

            (d) To the extent Elective Contributions are taken into account under this Section, any Elective Contributions returned to a Participant pursuant to Section 7.4(b) shall be disregarded.

            (e) Any Matching Contribution which is attributable to an Excess Deferral or Excess Elective Contribution shall be forfeited and shall be disregarded for purposes of subsection (a) of this Section.

            (f) For purposes of this Section, Matching Contributions shall be treated as made for a Plan Year if such contributions are made no later than the end of the twelve (12) month period beginning on the day after the close of the Plan Year. The Employer shall maintain records sufficient to demonstrate satisfaction of this Section and the amount of any Elective Contributions taken into account under this Section. The determination and treatment of the individual contribution percentage of any Eligible Employee shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

           (g) In the event that the Contribution Percentage of the Highly Compensated Eligible Employees for any Plan Year exceeds the limitation of subsection (a) above, the Benefits Committee shall, within two and one-half (2 1/2) months after the end of such year, distribute the Excess Contributions (plus any income and minus any loss allocable thereto) to such Highly Compensated Eligible Employees on the basis of the respective portions of the Excess Contributions attributable to each such Employee and shall designate such distribution as a distribution of Excess Contributions (plus any income and minus any loss allocable thereto).

            Notwithstanding the foregoing provisions of this Section to the contrary, in lieu of distributing Excess Contributions (plus any income and minus any loss allocable thereto) to Highly Compensated Eligible Employees in order to comply with subsection (a) above for any Plan Year, an Employer may make qualified nonelective contributions within twelve (12) months after the end of such year to the Plan on behalf of each non-Highly Compensated Eligible Employee who has made a Deferral Election for such year as are necessary to comply with subsection (a) above.

           Such qualified nonelective contributions shall be made on behalf of non-Highly Compensated Eligible Employees in the order of their respective Contribution Percentages, beginning with the lowest such percentage, until one of the limitations of subsection (a) above is no longer exceeded.

           For purposes of this subsection, the term "qualified nonelective contribution" shall have the meaning given such term in
      Section 5.4.

           (h) Excess Contributions shall be allocated to Participants who are subject to the family aggregation rules of Section 414(q)(6) of the Code in the manner prescribed by regulations.

           (i) Excess Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Contributions shall be determined by the same manner in which income or loss is allocated to Participants' Accounts under Article VIII.

           (j) The amount of any Highly Compensated Eligible Employee's Excess Contributions shall be determined by reducing contributions on behalf of all such Employees in the order of their respective contribution percentages, beginning with the highest such percentage. The determination of the amount of Excess Contributions with respect to the Plan shall be made after first determining the amount of Excess Deferrals under Article VI and second determining the amount of Excess Elective Contributions under Section 5.3.

      3.8 Rollover Contributions. An Employee who has received a qualified total distribution (as defined in Section 402(c)(4) of the Code) from an employee's trust described in Section 401(a) of the Code which is exempt from tax under Section 501(a) of the Code may transfer all or any portion of such distribution to the Trust, provided the transfer is made to the Trust not later than the sixtieth (60th) day following the day on which the Employee received such distribution. In addition, an Employee who receives a total distribution from an individual retirement account (within the meaning of Section 408(a) of the Code), which account is attributable solely to a rollover contribution (as defined in Section 402(c)(5) of the Code) from an employee's trust described in Section 401(a) of the Code which is exempt from tax under Section 501(a) of the Code, may transfer the entire amount distributed to the Trust, provided the transfer is made to the Trust not later than the sixtieth (60th) day following the day on which the Employee received such distribution. Notwithstanding the foregoing to the contrary, an Employee who has received an eligible rollover distribution (as hereinabove defined), solely by reason of the death of his or her spouse, or a distribution from an individual retirement account (as hereinabove defined), which account is attributable solely to a rollover contribution (as hereinabove defined) from an employee's trust described in
Section 401(a) of the Code which is exempt from tax under Section 501(a) of the Code of amounts received by reason of the death of his or her spouse, may not transfer any portion of such distribution to the Trust.

      A Rollover Contribution shall be credited to a Rollover
Contributions Account on behalf of the contributing Employee, and such Employee shall have a fully vested and nonforfeitable interest in his or her Rollover Contributions Account. The Rollover Contributions Account of any Employee who is not a Participant shall be administered, invested and distributed as if such account constituted an Elective Contributions Account. The Rollover Contributions Account of a Participant shall be administered, invested and distributed in the same manner and at the same time as his or her Elective Contributions Account. Notwithstanding the foregoing to the contrary, an Employee may not borrow any amounts which have been credited to his or her Rollover Contributions Account.

                                  ARTICLE IV
                               Direct Transfers

      4.1 Direct Transfers. The assets of another profit sharing plan may, with the prior consent of the Benefits Committee, be directly transferred to the Trust, provided immediately prior to the transfer, the transferor plan is qualified under Section 401(a) of the Code and the related trust is exempt under Section 501(a) of the Code. Upon receipt, the Benefits Committee shall credit the Account of each Employee who participated in the transferor plan with the portion of the transferred assets standing to the credit of such Employee under the transferor plan immediately prior to such transfer, provided such amount shall be separately accounted for in accordance with Section 8.1. Each elective, matching or other type of contribution comprising the Transfer Account of any Employee or any Participant shall be administered, invested and distributed in accordance with the provisions of this Plan applicable to such type of contribution; provided, however, each Employee shall have a fully vested and nonforfeitable interest in his or her Transfer Account. Notwithstanding the foregoing provisions of this Section to the contrary, this Plan shall not accept any direct or indirect transfers after December 31, 1984, from a plan which is subject to
Section 401(a)(11) of the Code.

       Effective May 1, 1992, the Benefits Committee may direct the Trustee to transfer the assets of the Plan credited to the Account of a Participant or Former Participant to the related trust of another employer's retirement plan, provided the transferee plan contains a provision permitting such transfer and is qualified under Section 401(a) of the Code and the related trust is exempt under Section 501(a) of the Code.

                                  ARTICLE V
                              Deferral Elections

      5.1 Time and Method. An Eligible Employee may participate in the Plan by electing to defer part of his or her Compensation each pay period, provided that, effective January 1, 1989, an Eligible Employee may not defer less than two percent (2%) nor more than ten percent (10%) of his or her Compensation each pay period. The deferral percentage must be a whole number. The amount deferred shall be contributed to the Plan by the Employer on behalf of the electing Eligible Employee. A Deferral Election shall be made by such written, telephonic or electronic means as shall be prescribed by the Benefits Committee.

      A Deferral Election shall be effective on the first day of the first payroll period next following the date on which such election was received by the Benefits Committee or its designated representative. A Deferral Election shall remain in effect until amended or terminated in accordance with
Section 5.2.

      If a Participant terminates a Deferral Election in accordance with
Section 5.2, such Participant may subsequently make another Deferral Election, provided such election shall not become effective prior to the first day of the first payroll period that begins at least ninety (90) days after the date the Deferral Election was terminated.

      5.2 Amendment or Termination by Participant. A Participant may amend his or her Deferral Election to increase or decrease the deferral percentage within the limits of Section 5.1, provided at least 90 days elapse between such amendment and the later of (i) the date of the most recent amendment pursuant to this Section 5.2 (or the date of the Deferral Election, in the event such amendment is the first amendment to the Participant's Deferral Election), and (ii) the date of the Participant's most recent election with respect to the investment of future contributions made on his or her behalf pursuant to Section 13.4. A Participant may terminate his or her Deferral Election at any time. An amendment or termination shall be made by such written, telephonic or electronic means as shall be prescribed by the Benefits Committee and shall be effective on the first day of the first payroll period next following the date on which the amendment or termination is received by the Benefits Committee or its designated representative.

      5.3 Limitations on Actual Deferral Percentage. In the event a Highly Compensated Eligible Employee participates in two or more cash or deferred arrangements (under Section 401(k) of the Code) that have different plan years, for purposes of this Section, all such arrangements ending with or within the same calendar year shall be treated as a single arrangement. For purposes of this Section, this Plan and any other Code Section 401(k) plan maintained by an Employer shall be treated as a single plan if such plans are treated as one plan for purposes of Section 401(a)(4) or Section 410(b) of the Code or if a Highly Compensated Eligible Employee participates in such other plan. For Plan Years beginning after December 31, 1989, plans may be aggregated to satisfy
Section 401(k) of the Code only if such plans have the same plan year.

            (a) The Actual Deferral Percentage for Highly Compensated Eligible Employees for any Plan Year commencing after December 31, 1986, shall not exceed the greater of:

                (i) the Actual Deferral Percentage for all other Eligible Employees multiplied by 1.25; or

                (ii) the lesser of the Actual Deferral Percentage for all other Eligible Employees multiplied by 2, or the Actual Deferral Percentage for such Eligible Employees plus two percent (2%).

            (b) The sum of the Actual Deferral Percentage for Highly Compensated Eligible Employees and the Contribution Percentage for Highly Compensated Eligible Employees for any Plan Year commencing after December 31, 1986, shall not exceed the greater of:

                (i) the sum of (1) the greater of the Actual Deferral Percentage for all other Eligible Employees multiplied by 1.25 or the Contribution Percentage for all other Eligible Employees multiplied by 1.25, and (2) the lesser of the Actual Deferral Percentage for all other Eligible Employees plus 2 or the Contribution Percentage for all other Eligible Employees plus 2, provided that in no event shall such percentage plus 2 exceed such percentage multiplied by 2.

                (ii) the sum of (1) the lesser of the Actual Deferral Percentage for all other Eligible Employees multiplied by 1.25 or the Contribution Percentage for all other Eligible Employees multiplied by 1.25, and (2) the greater of the Actual Deferral Percentage for all other Eligible Employees plus 2 or the Contribution Percentage for all other Eligible Employees plus 2, provided that in no event shall such percentage plus 2 exceed such percentage multiplied by 2.

      Subsection (b) of this Section shall not apply if the respective
Actual Deferral Percentage and Contribution Percentage of the Highly Compensated Eligible Employees does not exceed the respective Actual Deferral Percentage and Contribution Percentage of all other Eligible Employees multiplied by 1.25.

      For purposes of this Section, Elective Contributions and Matching Contributions must be made before the last day of the twelve (12) month period immediately following the Plan Year to which such contributions relate. If a Highly Compensated Eligible Employee is subject to the family aggregation provisions of Section 1.31, the individual deferral percentage for such Employee shall be determined in accordance with the applicable regulations under Section 401(k) of the Code. For purposes of this Section, any Elective Contributions returned to a Participant pursuant to Section 7.4(b) shall be disregarded.

      The Employer shall maintain records sufficient to demonstrate compliance with this Section and the amount of any Matching Contributions used to satisfy this Section. The determination and treatment of the contributions on behalf of any Participant that are taken into account for purposes of this Section shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

      5.4 Restrictions and Adjustments. The Benefits Committee may restrict the deferral percentages elected by Participants if the Benefits Committee determines such restriction is necessary to comply with Section 3.4, Section 5.3, Article VI or Article VII.

      In the event that the Actual Deferral Percentage of the Highly Compensated Eligible Employees for any Plan Year exceeds the limitations prescribed in Section 5.3(a), the Benefits Committee shall, within two and one-half (2 1/2) months after the end of such year, distribute the Excess Elective Contributions (plus any income and minus any loss allocable thereto) to such Highly Compensated Eligible Employees on the basis of the respective portions of the Excess Elective Contributions attributable to each such Employee and shall designate such distribution as a distribution of Excess Elective Contributions (plus any income and minus any loss allocable thereto). Excess Elective Contributions shall be allocated to Participants who are subject to the family aggregation rules of Section 414(q)(6) of the Code in the manner prescribed by regulations.

      The amount of any Highly Compensated Eligible Employee's Excess
Elective Contributions shall be determined by reducing contributions on behalf of all such Employees in the order of their respective individual deferral percentages, beginning with the highest such percentage. The amount of Excess Elective Contributions with respect to a Highly Compensated Eligible Employee for any Plan Year shall be reduced by the amount of Excess Deferrals previously distributed to such Employee under Article VI for the calendar year ending with or within the Plan Year; provided, however, that notwithstanding the distribution of an Excess Deferral in accordance with Section 6.2 to a Highly Compensated Eligible Employee, such distributed amount shall be taken into account under Section 5.3.

      Excess Elective Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Elective Contributions shall be determined by the same manner in which income or loss is allocated to Participants' Accounts under Article VIII of the Plan.

      In the event the sum of the Actual Deferral Percentage for Highly Compensated Eligible Employees and the Contribution Percentage for Highly Compensated Eligible Employees for any Plan Year exceeds the limitations prescribed in Section 5.3(b), the Benefits Committee shall, within two and one-half (2 1/2) months after the end of such year, reduce the Contribution Percentage for Highly Compensated Employees in the manner prescribed in subsections (g) and (j) of Section 3.7.

      Notwithstanding the foregoing provisions of this Section to the contrary, in lieu of distributing Excess Elective Contributions (plus any income and minus any loss allocable thereto) or reducing the Matching Contribution Percentage for Highly Compensated Employees in the manner prescribed in subsections (g) and (j) of Section 3.7 in order to comply with
Section 5.3(b) for any Plan Year, an Employer may make qualified nonelective contributions to the Plan within twelve (12) months after the end of such year, on behalf of each non-Highly Compensated Eligible Employee who has made a Deferral Election for such year as are necessary to comply with Section 5.3.

      Such qualified nonelective contributions shall be made on behalf of non-Highly Compensated Eligible Employees in the order of their respective individual deferral percentages, beginning with the lowest such percentage, until the limitations of Section 5.3 are no longer exceeded.

      For purposes of this Section, the term "qualified nonelective contribution" shall mean an Employer contribution, other than an Elective Contribution or Matching Contribution, which:

            (a)  is treated as an Elective Contribution;

            (b)  is nonforfeitable when made;

            (c)  is distributable only in accordance with
                 Article IX; and

            (d) satisfies the requirements of Section 401(a)(4) of the Code.


                                      ARTICLE VI
                                   Excess Deferrals

      6.1 Limitation on Elective Contributions. Effective January 1, 1994, the Elective Contributions that may be allocated to a Participant's Account for any calendar year shall not exceed Nine Thousand Two Hundred Forty
Dollars ($9,240.00), reduced by the amount of any employer contributions for such year on behalf of such Participant pursuant to an election to defer compensation under any qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code, any simplified employee pension cash or deferred arrangement within the meaning of
Section 402(h)(1)(B) of the Code, any eligible deferred compensation plan under Section 457 of the Code, any plan within the meaning of
Section 501(c)(18) of the Code and a salary reduction agreement for the purchase of an annuity contract under Section 403(b) of the Code. For purposes of this Section, any Elective Contributions returned to a Participant pursuant to Section 7.4(b) shall be disregarded. The dollar limitation of this Section shall be automatically adjusted to reflect any cost of living adjustment made under Section 402(g)(5) of the Code.

      6.2 Distribution of Excess Deferral. In the event that the limitation of Section 6.1 is exceeded with respect to any Participant, not later than April 15 of the following calendar year, the Benefits Committee shall distribute the Excess Deferral (plus any income and minus any loss allocable thereto) to such Participant and designate such distribution as a distribution of an Excess Deferral (plus any income and minus any loss allocable thereto), provided that the Benefits Committee has received the notice prescribed in Section 6.3. Excess Deferrals shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Deferrals shall be determined by the same manner in which income or loss is allocated to the Participant's Accounts under Article VIII of the Plan.

      The amount of Excess Deferral with respect to a Participant for any calendar year shall be reduced by the amount of any Excess Elective Contributions previously distributed to such Participant for the Plan Year beginning with or within the calendar year.

      6.3 Notice by Participant. It shall be the responsibility of the Participant to notify the Benefits Committee of any Excess Deferral for a calendar year. Such notice shall be made by such written, telephonic or electronic means as shall be prescribed by the Benefits Committee; shall specify the amount of the Excess Deferral; shall state that if the Excess Deferral is not distributed, such excess shall be includable in the Participant's gross income under Section 402(g) of the Code; and shall be submitted to the Benefits Committee not later than March 1 of the following calendar year. A Participant shall be deemed to have notified the Benefits Committee of an Excess Deferral to the extent such Participant has an Excess Deferral for a calendar year, taking into account only Elective Contributions under the Plan and any other plans of the Employer subject to Section 402(g) of the Code.


                                     ARTICLE VI
                           Limitation on Annual Additions

      7.1 Limitation For Defined Contribution Plans. Except as hereinafter provided, the provisions of this Article shall be effective January 1, 1987. The Annual Additions which may be allocated to the Account of a Participant for a Limitation Year shall not exceed the lesser of:

           (a) Thirty Thousand Dollars ($30,000.00) (or, if greater, one-fourth (1/4) of the dollar limitation in effect under
      Section 415(b)(1)(A) of the Code); or

           (b) Twenty-five percent (25%) of the Participant's compensation (as defined in Section 7.5) for the Limitation Year,

reduced by the sum of (i) the annual additions allocated within such Limitation Year to the accounts of such Participant under all other qualified defined contribution plans maintained by the Employer and (ii) the contributions on behalf of such Participant to welfare benefit funds (as defined in Section 419(e) of the Code) and individual medical benefit accounts (as defined in Section 415(l)(2) of the Code) which, as hereinafter provided, are treated as annual additions to a defined contribution plan. The dollar limitation of this Section shall be automatically adjusted to reflect any cost of living adjustment made under Section 415(d) of the Code.

      If an Annual Addition allocated to a Participant's Account for a Limitation Year when added to the sum of (i) the Annual Additions previously allocated within such year to the Participant's Account, (ii) the annual additions previously allocated within such year to the Participant's accounts under all other qualified defined contribution plans maintained by the Employer and (iii) the aforesaid contributions to welfare benefit funds (as defined in Section 419(e) of the Code) and individual medical benefit accounts (as defined in Section 415(l)(2) of the Code) exceeds the limitation set forth in this Section, such excess shall be reduced as hereinafter provided in this Article.

      If the allocation of an Annual Addition to a Participant's Account coincides with the allocation of an annual addition to such Participant's account or accounts under one or more other qualified defined contribution plans maintained by the Employer and/or the allocation of a contribution on behalf of such Participant to one or more welfare benefit funds (as defined in Section 419(e) of the Code) or individual medical benefit accounts (as defined in Section 415(l)(2) of the Code) which, as hereinafter provided, are treated as an annual addition to a defined contribution plan and such allocations exceed the limitation set forth in this Section, the excess attributable to this Plan, which shall be reduced as hereinafter provided in this Article, shall be equal to the product determined by multiplying the total excess by a fraction, the numerator of which is the Annual Additions previously allocated to the Participant's Account within such Limitation Year and the denominator of which is the sum of the Annual Additions previously allocated to the Participant's Account within such Limitation Year and the annual additions previously allocated to the Participant's accounts under such other plans within such Limitation Year.

      The limitation set forth in this Section may be applied on the basis of reasonable estimates of compensation for the Limitation Year, provided such estimates are uniformly determined for all Participants. As soon as practicable after the end of each Limitation Year, the limitation shall be applied on the basis of actual compensation.

      Notwithstanding the foregoing, the compensation limitation of
Section 7.1(b) shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition under Section 415(l)(1) or
Section 419A(d)(2) of the Code.

      7.2 Limitation For Defined Contribution Plan and Defined Benefit Plan. If a Participant also participates or has participated in a qualified defined benefit plan maintained by the Employer, then in addition to the limitation set forth in the preceding Section, the sum of the fractions determined under subsections (a) and (b) below for any Limitation Year shall not exceed 1.0.

           (a) A fraction, the numerator of which is the sum of the Participant's projected annual benefits under all qualified defined benefit plans (whether or not terminated) maintained by the Employer and the denominator of which is the lesser of (i) the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such year multiplied by 1.25, or (ii) the amount which may be taken into account under
      Section 415(b)(1)(B) of the Code with respect to the Participant for such year multiplied by 1.4.

           For purposes of this subsection (a), "projected annual benefits" shall mean the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity, if such benefit is expressed in a form other than a straight life annuity, or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the plan, assuming:

                 (i) the Participant will continue employment until normal retirement age under the plan (or current age, if later); and

                 (ii) the Participant's compensation for the current
            Limitation Year and all other relevant factors used to determine benefits under the plan will remain constant for all future Limitation Years.

            Notwithstanding the foregoing, if the Participant participated as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more qualified defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction shall not be less than one hundred twenty-five percent (125%) of the sum of the annual benefits which the Participant accrued under such plans as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the qualified defined benefit plans individually and in the aggregate satisfied the requirements of
      Section 415 of the Code for all Limitation Years beginning before January 1, 1987.

            (b) A fraction, the numerator of which is the sum of the annual additions to the Participant's accounts under all qualified defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the annual additions attributable to the Participant's nondeductible voluntary contributions under all qualified defined benefit plans, whether or not terminated, maintained by the Employer) and the contributions on behalf of the Participant to all welfare benefit funds (as defined in Section 419(e) of the Code) and individual medical benefit accounts (as defined in Section 415(l)(2) of the Code) maintained by the Employer which, as hereinafter provided, are treated as annual additions to a defined contribution plan and the denominator of which is the sum of the lesser of the following amounts determined for the current Limitation Year and all prior Limitation Years in which the Participant performed service for the Employer (regardless of whether a defined contribution plan was maintained by the Employer):
      (i) the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such year multiplied by 1.25, or (ii) thirty-five percent (35%) of the Participant's compensation for such year.

            If an Employee was a participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more qualified defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction shall be adjusted if the sum of the fractions under this Section would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (i) the excess of the sum of said fractions over 1.0 multiplied by (ii) the denominator of this fraction, shall be permanently subtracted from the numerator of this fraction. The adjustment shall be calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the
      Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

            The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all Employee contributions as Annual Additions.

            If the sum of said fractions for any Limitation Year exceeds
      1.0, the Annual Additions allocated to the Participant's Account for such Limitation Year shall be reduced, as hereinafter provided in this Article, until the sum of the fractions does not exceed 1.0 or the rate of accrual of the Participant's accrued benefit under the defined benefit plan shall be reduced until the sum of the fractions does not exceed 1.0.

      7.3 Combining and Aggregating Plans. For purposes of applying the limitations described in this Article:

           (a) All qualified defined benefit plans (without regard to whether a plan has been terminated) ever maintained by the Employer shall be treated as one defined benefit plan; and

           (b) All qualified defined contribution plans (without regard to whether a plan has been terminated) ever maintained by the Employer shall be treated as one defined contribution plan.

      7.4 Reduction of Excess Annual Additions. If for any Limitation Year the Annual Additions allocated to the Account of any Participant exceed the limitations set forth in the preceding Sections of this Article, the following rules apply to the extent necessary to reduce such excess:

          (a) Any nondeductible voluntary employee contributions to the extent they would reduce the excess amount, shall be returned to the Participant;

          (b) Any Elective Contributions to the extent they would reduce the excess amount, shall be returned to the Participant;

          (c) If after the application of subsections (a) and (b) an excess amount still exists and the Participant is covered by the Plan at the end of the Limitation Year, the excess amount allocated to the Participant's Account for such year shall be used to reduce Employer Contributions (including any allocation of forfeitures) for the next Limitation Year and for each succeeding Limitation Year, if necessary, for such Participant;

          (d) If after the application of subsections (a) and (b) an excess amount still exists and the Participant is not covered by the Plan at the end of the Limitation Year, the excess amount allocated to the Participant's Account for such Limitation Year shall be held unallocated in a suspense account. The suspense account shall be applied to reduce Employer Contributions for all remaining Participants in the next Limitation Year and each succeeding Limitation Year, if necessary.

      If a suspense account is in existence at any time during a Limitation Year pursuant to subsection (d) of this Section, it shall not participate in the allocation of the Investment Funds' income, expenses, gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any Employer Contributions may be made to the Plan for that Limitation Year. For purposes of subsection (c) and (d), excess amounts may not be distributed to Participants or Former Participants.

      7.5 Definition of Compensation. Except as hereinafter provided, for purposes of applying the limitations of this Article, the term "compensation" shall mean, with respect to a Plan Year, the total compensation paid by the Employer to an Employee for services rendered while an Employee that constitutes wages as defined in Section 3401(a) of the Code and all other payments by the Employer to an Employee for services rendered while an Employee for which the Employer is required to furnish the Employee a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code without regard to any rules under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or services performed.

      For Limitation Years beginning after December 31, 1991, for purposes of applying the limitations of this Article, "compensation" for a Limitation Year shall mean the compensation actually paid or includable in gross income during such Limitation Year. Notwithstanding the preceding sentence, "compensation" with respect to a Participant who is permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) shall mean the compensation such Participant would have received for the Limitation Year if he or she had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled; provided, such imputed compensation may be taken into account only if the Participant is not a Highly Compensated Employee and contributions made on behalf of such Participant are nonforfeitable when made.

      7.6 Certain Contributions Treated as Annual Additions. For purposes of this Article:

           (a) Excess Contributions and Excess Elective Contributions shall be treated as Annual Additions;

           (b) amounts derived from contributions which are paid or accrued in taxable years ending after December 31, 1985, and which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee (as defined in Section 419A(d) of the Code) under a welfare benefit fund (as defined in Section 419(e) of the
      Code) maintained by the Employer, shall be treated as annual additions to a defined contribution plan; and

           (c) contributions allocated after March 31, 1984, to an individual medical benefit account (as defined in Section 415(l)(2) of the Code) which is part of a defined benefit plan maintained by the Employer shall be treated as annual additions to a defined contribution plan.


                                   ARTICLE VIII
                              Accounts and Valuation

       8.1 Participants' Accounts. The Trustee shall establish and maintain a separate Account for each Participant which shall separately reflect:

            (a) the Participant's Elective Contributions and the income, expenses, gains and losses of the Trust Fund attributable thereto and his or her qualified nonelective contributions pursuant to Section 3.7(g) or Section 5.4, if any, and the income, expenses, gains and losses of the Trust Fund attributable thereto (such portion of a Participant's Account shall be referred to as his or her "Elective Contributions Account");

            (b) the Participant's Matching Contributions, if any, and the income, expenses, gains and losses of the Trust Fund attributable thereto (such portion of a Participant's Account shall be referred to as his or her "Matching Contributions Account");

            (c) the Participant's share of Discretionary Contributions and forfeitures, if any, and the income, expenses, gains and losses of the Trust Fund attributable thereto (such portion of a Participant's Account shall be referred to as his or her "Discretionary Contributions Account");

            (d) the Participant's Rollover Contributions and the income, expenses, gains and losses of the Trust Fund attributable thereto (such portion of a Participant's Account shall be referred to as his or her "Rollover Contributions Account");

            (e) the assets transferred from another qualified plan on behalf of the Participant in accordance with Section 4.1 and the income, expenses, gains and losses of the Trust Fund attributable thereto (such portion of a Participant's Account shall be referred to as his or her "Transfer Account"); and

            (f) for Plan Years prior to January 1, 1989, the Participant's after-tax contributions and Employer matching contributions made thereon, if any, and the income, expenses, gains and losses of the Trust Fund attributable thereto (such portion of a Participant's Account shall be referred to as his or her "After-Tax Contributions Account").

      8.2 Adjustments. The Trustee shall adjust the Participants' Accounts as of each Valuation Date as follows:

           (a)  First, determine the fair market value of each Investment
      Fund as of the close of business on such date or, if that date is not a business day, as of the close of business on the last preceding business day.

           (b) Second, allocate the income, expenses, gains and losses of each Investment Fund among the Accounts in proportion to the Account balances (to the extent invested in such fund).

           (c) Third, reduce the separate Account of each Participant to reflect all distributions and loans made from such Account, since the last preceding Valuation Date.

           (d) Fourth, credit to the separate Account of each Participant the Elective Contributions, Matching Contributions, Discretionary Contributions, Rollover Contributions, if any, and the assets transferred from another qualified plan in accordance with Section 4.1 made on his or her behalf and the Participant's loan repayments since the preceding Valuation Date.

           (e) Fifth, adjust each Participant's Account to reflect transfers among the Investment Funds.

      The Trustee shall not be required to adjust the separate Accounts of the Participants as of any Valuation Date other than the last Valuation Date of each Plan Year if no adjustment to any Account is required under subsection (c) above as of such date.

           (f) Notwithstanding the foregoing provisions of this Section to the contrary, the Benefits Committee may direct the Trustee to debit the Account of any Participant or Former Participant as of any Valuation Date in the amount of any reasonable expense attributable to such Participant's or Former Participant's exercise of control over his or her Account since the preceding Valuation Date. The Benefits Committee shall establish, in writing, reasonable procedures to inform Participants and Former Participants that such expenses may be charged to their Account pursuant to this Section 8.2(f), to inform each Participant or Former Participant at least annually of the actual expenses incurred with respect to his or her Account, and to otherwise carry out this subsection (f). The Benefits Committee shall follow a uniform and nondiscriminatory policy in charging reasonable expenses to the Account of a Participant or Former Participant pursuant to this subsection (f). For purposes of this subsection (f), a Participant's or Former Participant's "exercise of control over his or her Account" shall include but not be limited to the following:

                 (i)  a request for a loan pursuant to Section 9.6;

                 (ii) a request for a withdrawal pursuant to
           Section 9.5 or 9.13; and

                 (iii) any election with respect to the investment of contributions made on his or her behalf
           (or an election with respect to the reinvestment of his or her Account).

      8.3 Allocation of Discretionary Contributions. As of the last Valuation Date of each Plan Year, the Trustee shall allocate and credit the Discretionary Contribution, if any, for such Plan Year to the separate Accounts of the Eligible Employees entitled to share therein in proportion to their respective amounts of Compensation for such Plan Year.

      8.4 Eligible Employees Entitled to Share in Discretionary Contributions. An Eligible Employee shall be entitled to share in the Discretionary Contributions for a Plan Year if he or she is credited with at least five hundred and one (501) Hours of Service during such Plan Year (one thousand (1,000) Hours of Service during such Plan Year, effective January 1,
1995), and remains in the employ of the Employer on the last business day of such Plan Year, or if he or she dies, retires after having attained Normal Retirement Age or becomes Disabled during such Plan Year. For purposes of this Section, "Hours of Service" shall mean only Hours of Service credited with an Employer.

      In the event application of the preceding sentence would cause the Plan to fail to satisfy the requirements of Section 410(b) of the Code for any Plan Year, the following provisions shall apply:

            (a) An Eligible Employee shall be entitled to share in the Discretionary Contributions for a Plan Year if he or she is credited with more than two hundred and fifty (250) Hours of Service during such Plan Year (five hundred (500) Hours of Service during such Plan Year, effective January 1, 1995) and remains in the employ of the Employer on the last business day of such Plan Year, or if he or she dies, retires after having attained Normal Retirement Age or becomes Disabled during such Plan Year.

            (b) If after applying subsection (a) above the Plan would fail to satisfy the requirements of Section 410(b) of the Code, an Eligible Employee shall be entitled to share in the Discretionary Contributions for a Plan Year if he or she remains in the employ of the Employer on the last business day of such Plan Year, without regard to the number of Hours of Service credited during such year, or if he or she dies, retires after having attained normal Retirement Age or becomes Disabled during such Plan Year.

            (c) If after applying subsections (a) and (b) of this Section the Plan would fail to satisfy the requirements of Section 410(b) of the Code, an Eligible Employee shall be entitled to share in the Discretionary Contributions for a Plan Year if he or she is credited with more than two hundred and fifty (250) Hours of Service during such Plan Year (five hundred (500) Hours of Service during such Plan Year, effective January 1, 1995), regardless of whether he or she remains in the employ of the Employer on the last business day of such year, or if he or she dies, retires after having attained Normal Retirement Age or becomes Disabled during such Plan Year.

      8.5 Allocation of Elective Contributions and Matching Contributions. Any Elective Contributions and Matching Contributions made on behalf of a Participant shall be allocated to his or her Account as of the Valuation Date coinciding with or next following the date on which such contributions are received by the Trustee.

      8.6  Participants Entitled to Share in Matching Contributions.
A Participant shall be entitled to share in the Matching Contribution, if any, for a Plan Year, if Elective Contributions are made on his or her behalf for such year.

      8.7 Allocation of Rollover Contributions. Any Rollover Contribution by an Employee shall be allocated to his or her Account as of the Valuation Date coinciding with or next following the date on which such contribution is received by the Trustee.

      8.8 Allocation of Asset Transfers. Any direct transfer of plan assets made on behalf of an Employee in accordance with Section 4.1 shall be allocated to his or her Account as of the Valuation Date coinciding with or next following the date on which such transfer is made to the Trustee.

      8.9 Reports to Participants. The Trustee shall, at least annually, determine each Participant's share of the Trust Fund and furnish each Participant with a statement summarizing his or her Account.


                                 ARTICLE IX
                           Distributions and Loans

      9.1  Retirement.  When a Participant attains Normal Retirement
Age, he or she shall have a fully vested and nonforfeitable right to his or her Account. Following retirement, such Participant shall receive distribution of his or her Account in such manner and at such time as hereinafter provided.

      9.2 Disability. If a Participant becomes Disabled, such Participant shall have a fully vested and nonforfeitable right to his or her Account. Such Participant shall receive distribution of his or her Account in such manner and at such time as hereinafter provided.

      9.3 Death. If a Participant dies before the complete distribution of his or her Account, the balance of such Account shall be distributed, in such manner and at such time as hereinafter provided, to his or her surviving spouse, or if the Participant is not survived by a spouse or the Participant's spouse consents, to his or her designated Beneficiary. To be effective, the consent of the Participant's surviving spouse must be in writing, must acknowledge the effect thereof and must be witnessed by a notary public.

      Subject to the preceding provisions of this Section, each Participant from time to time may designate any person or persons (who may be designated concurrently, contingently or successively) to receive any benefits payable upon his or her death. Each beneficiary designation shall revoke all prior designations by the Participant and shall be effective only when filed by electronic transmittal (or in writing on a form furnished by the Benefits Committee, in the case of a married Participant or in the event electronic transmittal is not available) with the Benefits Committee or its designated representative during the Participant's lifetime. If a Participant fails to designate a Beneficiary, distribution shall be made to his or her surviving spouse, but if the Participant is not survived by a spouse, to such of the Participant's issue who survive him or her, such issue to take equal shares of such distribution, but if the Participant is not survived by a spouse or any issue, then to the Participant's estate.

      9.4  Termination of Employment.

           (a) Terminations after December 31, 1988. With respect to any Plan Year commencing after December 31, 1988, if a Participant ceases to be employed by the Employer prior to attaining Normal Retirement Age for any reason other than Disability or death, such Participant shall nevertheless have a fully vested and nonforfeitable right to his or her Account. Following termination of employment, such Participant shall receive distribution of his or her Account in such manner and at such time as hereinafter provided.

           (b)  Terminations before January 1, 1989.  With respect to any
      Plan Year commencing prior to January 1, 1989, if a Participant ceases to be employed by the Employer prior to attaining Normal Retirement Age for any reason other than Disability or death, such Participant shall receive distribution of the vested portion of his or her Account in such manner and at such time as provided by the terms of the Plan in effect as of the date he or she ceases to be employed by the Employer. The vested portion of such Participant's Account shall be determined in accordance with the provisions of the Plan in effect as of the date he or she ceases to be employed by the Employer.

            The portion of such Participant's Account which is not vested in accordance with such Plan provisions at the time he or she ceases to be employed by the Employer shall be forfeited as of the date he or she receives distribution of the vested portion, provided if the Participant receives less than the entire vested portion of his or her Account, the forfeiture shall be limited to the nonvested portion of such Account at the time of distribution multiplied by a fraction, the numerator of which is the amount distributed to the Participant from such Account and the denominator of which is the value of the vested portion of such Account at the time of distribution. If such Participant is not vested in any portion of his or her Account at the time he or she ceases to be employed, the balance of his or her Account shall be forfeited as of the date he or she ceases to be employed by the Employer.

            In the event that a Participant who ceases to be employed by the Employer prior to January 1, 1989, is reemployed prior to incurring five (5) consecutive Breaks in Service:

                 (i) If the Participant was not vested in any portion of his or her Account at the time he or she ceased to be employed, the balance of his or her Account as of the Valuation Date coinciding with or next following the date he or she ceased to be employed shall be restored, or

                 (ii) If the Participant was vested in any portion of his or her Account at the time he or she ceased to be employed, the amount forfeited shall be restored.

            Restoration shall be made by the end of the Plan Year following the Plan Year in which the Participant is reemployed by the Employer. Restoration shall first be made out of forfeitures and to the extent forfeitures are insufficient, then out of Employer Contributions.

            The amounts forfeited by Participants in any Plan Year shall be used to make restoration and, to the extent forfeitures exceed the amounts required to make restoration, to reduce Matching Contributions or to pay Plan expenses. The amount, if any, by which forfeitures occurring during a Plan Year exceed the sum of the amount required to make restoration, the amount required to be contributed by the Employer for such Plan Year and the amount of Plan expenses for such Plan Year shall be credited to an excess forfeiture account, which shall be adjusted for the income, expenses, gains and losses attributable thereto in the same manner provided for adjustment of Accounts. On the Valuation Date coinciding with the last day of the next succeeding Plan

      Year, the excess forfeiture account shall be closed and treated as a forfeiture occurring in such Plan Year. This procedure shall be repeated for each Plan Year in which forfeitures occurring during such year exceed the sum of the amount required to make restoration, the amount required to be contributed by such Employer for such year, and the amount of Plan expenses for such year, subject, however, to such modifications as may be required by the Section governing termination of the Plan.

      9.5 In-Service Distributions. Once every twelve (12) months, an Employee may elect to receive all or a portion of his or her After-Tax Contributions Account or Rollover Contributions Account in a lump sum as of any Valuation Date. An election must be received by the Benefits Committee at least fifteen (15) days in advance of the Valuation Date specified in the election, as of which distribution is to be made. The Employee's After-Tax Contributions Account or Rollover Contributions Account shall be valued as of the Valuation Date elected by the Employee and distribution shall be made as soon as practicable thereafter.

      Effective January 1, 1989, a Participant who has attained age fifty-nine and one-half (59 1/2) may elect to receive all or a portion of his or her Elective Contributions Account (reduced by the outstanding balance of any loans made to the Participant from such Account) in a lump sum as of any Valuation Date. Such election may be made once every twelve (12) months and must be received by the Benefits Committee at least fifteen (15) days in advance of the Valuation Date specified in the election, as of which distribution is to be made. The Participant's Elective Contributions Account shall be valued as of the Valuation Date elected by the Participant and distribution shall be made as soon as practicable thereafter.

      Any election pursuant to this Section 9.5 shall be made by such written, telephonic or electronic means as the Benefits Committee may prescribe. The Benefits Committee may from time to time establish rules governing distributions pursuant to this Section 9.5. Such rules shall be applied on a uniform and nondiscriminatory basis.

      9.6 Participant Loans. The Benefits Committee may, upon the request of a Participant or Beneficiary who is a "party in interest" as defined in Section 3(14) of ERISA, direct the Trustee to make a loan or loans to such Participant or Beneficiary from the Participant's Elective Contributions Account, subject to the following:

           (a) The amount of each loan shall be determined with reference to the fair market value of the Participant's
      Account as of the most recent Valuation Date for which valuation data has been received by the Benefits Committee.

           (b) Any loan made on or after January 1, 1987, when added to the balance of all other outstanding loans with respect to a Participant's Account from the Plan, shall not exceed the lesser of:

                (i) Fifty Thousand Dollars ($50,000.00), reduced by the excess, if any, of:

                     (aa)  the Participant's highest outstanding
                loan balance under the Plan for the one (1) year period ending on the day before such loan is made, over

                     (bb) the Participant's loan balance under the Plan on the day such loan is made, or

                (ii) Fifty percent (50%) of the sum of the Participant's Elective Contributions Account and Matching Contributions Account.

      The total unpaid balance of all loans (including accrued but unpaid interest) made with respect to a Participant's Account under the Plan and all other qualified plans maintained by his or her Employer shall not exceed the maximum amount permitted under Section 72(p) of the Code.

           (c) Effective December 1, 1989, no loan shall be made in an amount less than One Thousand Dollars ($1,000.00).

           (d) Each loan shall be evidenced by a promissory note bearing a reasonable rate of interest as determined by the Benefits Committee taking into consideration interest rates currently being charged by commercial lenders for loans made under similar circumstances and shall be adequately secured in such manner as the Benefits Committee may determine. Collateral for a loan may consist of an assignment of not more than fifty percent (50%) of a Participant's vested interest in his or her Account, provided such collateral adequately secures repayment of the loan. In the event of a default on a loan, the Benefits Committee shall, after giving the Participant or Beneficiary written notice of the default and an opportunity to cure the default, in accordance with the terms and conditions of such loan, foreclose upon the collateral to the extent necessary to satisfy the Participant's obligation. If the collateral for such loan is the Participant's interest in his or her Account, such foreclosure may not occur prior to the Participant's termination of employment.

           (e) Each loan shall be made for such term and, subject to (d) above, upon such terms and conditions as the Benefits Committee shall determine; provided that substantially level amortization, with payments not less frequently than quarterly, shall be required over the term of any loan, and further provided that the term shall not exceed five (5) years.

           (f) Each loan to a Participant or Beneficiary shall be treated and accounted for as an investment of such Participant's Account, and loans shall be charged against the Investment Funds in which the Participant's Account is invested in proportion to the amounts invested in such funds as of the date such loan is made. Amounts of principal and interest paid on any loan shall be transferred to the Investment Fund which presents the least risk of loss as determined by the Trustee.

           (g) No loan shall be made to any owner-employee or shareholder-employee. For purposes of this subsection (g), an "owner-employee" means a self-employed individual who is a sole proprietor or who is a partner in the Employer who owns more than ten percent (10%) of either the capital or profits interest in the Employer, and a "shareholder-employee" means an employee or officer of an electing small business corporation (S corporation) who owns (or is considered as owning within the meaning of Section 318(a)(1) of the Code), on any day during the taxable year of such corporation, more than five percent (5%) of the outstanding stock of the corporation.

           (h) No distribution (other than a deemed distribution under Section 72(p) of the Code) shall be made to any Participant or Former Participant or to a Beneficiary of any Participant until all unpaid loans with respect to the Participant's Account, including accrued interest thereon, have been paid in full. Notwithstanding the preceding sentence to the contrary, in the event a Participant or Beneficiary receives or commences to receive a distribution of his or her Account pursuant to Section 9.9 or 9.11 of the Plan, and at the time of such distribution or commencement thereof there remains outstanding any unpaid loans with respect to his or her Account, then

                 (i) such unpaid loan shall be treated as due and payable immediately as of the date distribution is made or commences;

                 (ii) the Account of the Participant or Beneficiary shall be reduced prior to any such distribution by the amount of the principal and accrued interest outstanding on such loan;

                 (iii) the loan shall be deemed to be paid in full as of the date the distribution is made or commences; and

                 (iv) such Participant or Beneficiary shall be treated as receiving or commencing to receive a distribution of his or her entire Account.

            (i) The Benefits Committee shall follow a uniform and nondiscriminatory policy in making loans to assure that loans are available to all Participants and Beneficiaries who are "parties in interest" on a reasonably equivalent basis as required under 29 CFR
      Section 2550.408b-1 and to further assure that the Plan meets the requirements of Section 401(a)(4) of the Code.

            (j) A request for a loan shall be made by such written, telephonic or electronic means as may be prescribed by the Benefits Committee.

            (k) The Benefits Committee shall establish, in writing, administrative procedures to carry out the provisions of this Section 9.6.

      9.7 Distributions to Participants. Each Participant may elect to have his or her Account distributed in one of the following methods:

           (a)   a lump sum; or

           (b) an annuity providing monthly payments over a period not to exceed the life (or life expectancy) of the Participant or the joint life (or joint life and last survivor expectancy) of the Participant and his or her Beneficiary, provided such distribution shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the regulations thereunder; or

           (c) effective January 1, 1995, with respect to a Participant who has attained age fifty-five (55) and completed at least five (5) Years of Participation Service as of the date he or she ceases to be employed by his or her Employer, periodic payments over a period not to exceed five (5) years, provided such distribution shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the regulations thereunder.

      9.8 Special Rules for Annuity Option. In the event a Participant elects to have his or her Account distributed in the form of an annuity, the following provisions shall apply.

           (a) Except as hereinafter provided in subsection (b), a Participant may elect the life annuity option described in subparagraph
      (i) below; the years certain and life annuity option described in subparagraph (ii) below; the years certain annuity option described in subparagraph (iii) below; the full cash refund annuity described in subparagraph (iv) below; or the contingent annuitant option described in subparagraph (v) below. Such election shall be effective upon delivery to the Benefits Committee within the ninety (90) day period ending on the date distribution of the Participant's Account is to be made or commence. If an electing Participant dies prior to his or her annuity starting date, such election shall be void, and any death benefit payable with respect to such Participant shall be determined in accordance with the provisions of Section 9.3. The term "annuity starting date" shall mean the date benefit payments commence.

                 (i) Life Annuity Option. A Participant who elects a life annuity option shall receive a benefit which shall be payable monthly for life, ending with the last payment due immediately preceding the Participant's date of death.

                 (ii)  Years Certain and Life Annuity Option.  A
            Participant who elects a years certain and life annuity option shall receive monthly payments during his or her life, and such payments shall be made to the Participant and/or the Participant's designated Beneficiary for not less than the five (5) or ten (10) year period elected by the Participant. If a Participant elects to have his or her Account balance paid in accordance with this subparagraph (ii) and dies before the period elected has expired, the balance of the payments shall be paid to the Participant's designated Beneficiary. The first such payment shall be made as of the first day of the month immediately following the Participant's death.

                 In the event the Beneficiary designated by the
            Participant is not living at the time of the Participant's death, the balance of the payments which would otherwise have become payable to the Participant's Beneficiary shall be commuted to a single sum and shall be paid to the Participant's estate. If the Beneficiary of the deceased Participant should die prior to receiving the balance of the payments which would otherwise have become payable to such Beneficiary, the balance of the monthly payments shall be commuted to a single sum and shall be paid to the Beneficiary's estate.

                 (iii) Years Certain Annuity Option. A Participant who elects a years certain annuity option shall receive monthly payments during the period elected by the Participant, with payments ceasing at the end of such period. Under this option, if a Participant survives beyond the period elected, he or she shall receive no further payments. In the event of the death of the Participant or the death of the Participant and the designated Beneficiary before the period elected has expired, payments shall be made in accordance with the provisions of subparagraph (ii) above governing such events.

                 (iv) Full Cash Refund Annuity Option. A Participant who elects a full cash refund annuity option shall receive monthly payments during his or her life, and in the event the Participant dies before receiving monthly payments equalling, in the aggregate, the amount paid to purchase the annuity, the excess of said amount over the total of all payments received shall be paid in a single sum to the Beneficiary designated by the Participant. If the Beneficiary is not living at the time of the Participant's death, the excess shall be paid in a single sum to the Participant's estate. No death benefit shall be payable under this option if the Participant dies after receiving monthly payments that equal, in the aggregate, the amount paid to purchase the annuity.

                 (v) Contingent Annuitant Option. A Participant who elects a contingent annuitant option shall receive monthly payments during his or her life, and following the Participant's death, monthly payments in the same amount (or 50% or 66 2/3% of said amount, as elected by the Participant) shall continue to the person designated by the Participant ("Contingent Annuitant") at the time of making the election for the life of the Contingent Annuitant. If an electing Participant dies after the commencement of benefit payments, the Contingent Annuitant designated by the electing Participant shall receive during his or her life the monthly benefit payable to the Contingent Annuitant under this option. Monthly payments to the Contingent Annuitant shall commence on the first day of the month immediately following the Participant's death, if the Contingent Annuitant is then living, and shall cease with the monthly payment coinciding with or immediately preceding the date of the Contingent Annuitant's death. If the Contingent Annuitant dies before the commencement of payments to the Participant, the Participant's election under this subparagraph shall be void and the Participant shall be entitled to make another election with respect to the method of distribution of his or her Account. If the Contingent Annuitant dies after the commencement of payments to the Participant, such payments shall cease upon the Participant's death.

                  If distribution to a Participant commences in the form
            of a contingent annuitant option for the joint lives of the Participant and a Contingent Annuitant other than his or her spouse, the periodic annuity payment payable to the Contingent Annuitant must not at any time on and after the Participant's required beginning date (under Section 401(a)(9) of the Code and the regulations thereunder) exceed the applicable percentage for such period payable to the Participant using the table set forth in regulation Section 1.401(a)(9)-2 Q&A-6. For purposes of the preceding sentence, a former spouse to whom all or a portion of a Participant's Account balance is payable pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Code) shall be treated as a spouse of the Participant. If a Participant's Account balance is divided and a portion is allocated to an alternate payee pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Code), this paragraph shall not apply to the portion so allocated.

            (b) A Participant who is married when distribution of his or her Account is to be made or commence and who elects to be paid in the form of an annuity described in subsection (a) above, shall be paid in the form of a qualified joint and survivor annuity, unless such Participant waives such form of payment as provided in subsection (c) below.

            A qualified joint and survivor annuity shall be an immediate annuity for the life of the Participant, with a survivor annuity for the life of the Participant's spouse equal to fifty percent (50%) of the amount of the annuity which is payable during the joint lives of the Participant and the spouse, and which is the actuarial equivalent of the Participant's vested Account balance at the time distribution of said Account is to be made or commence. Monthly payments to the spouse shall commence on the first day of the month immediately following the Participant's death, if the spouse is then living, and shall cease with the monthly payment coinciding with or immediately preceding the date of the spouse's death.

           If the Participant's spouse dies before the commencement of benefit payments to the Participant, the Participant's election to receive a qualified joint and survivor annuity shall be void, and the Participant shall be entitled to make another election with respect to the method of distribution of his or her Account. If the Participant's spouse dies after the commencement of benefit payments in the form of a qualified joint and survivor annuity to the Participant, such payments shall cease upon the death of the Participant.

           (c) In lieu of receiving the qualified joint and survivor annuity described in subsection (b) above, a Participant who is married when distribution of his or her Account is to be made or commence may elect one of the annuity options described in subsection (a)(i)-(v) above, provided:

                (i) The Benefits Committee has provided such Participant, no less than thirty (30) and no more than ninety (90) days prior to the date on which distribution of the Participant's Account is to be made or to commence, a written explanation of:

                     (aa) the terms and conditions of the qualified joint and survivor annuity;

                     (bb) the Participant's right to elect to have the vested portion of his or her Account balance distributed in one of the methods permitted under subsection (a)(i)-(v) above, in lieu of receiving a qualified joint and survivor annuity, and the effect of such election;

                     (cc) the requirement that a Participant's spouse consents to such election;

                     (dd) the Participant's right to make, and the effect of, a revocation of such an election, as provided below;

                (ii) The Participant's election is made within the ninety (90) day period ending on the date distribution of his or her Account is to be made or commence;

                (iii) The Participant's spouse consents in writing to such election within the ninety (90) day period ending on the date distribution of the Participant's Account is to be made or commence;

                (iv) The Participant's election designates a specific beneficiary, including any class of beneficiaries (or a form of benefits), which may not be changed without further spousal consent unless expressly permitted by the initial spousal consent; and

                (v) The spouse's consent acknowledges the effect of such election and is witnessed by a notary public.

      An election by the Participant to have his or her Account balance distributed in one of the methods permitted under subsection (a)(i)-(v) above, in lieu of receiving a qualified joint and survivor annuity, shall be effective upon receipt by the Benefits Committee, and any consent by a spouse shall be effective only with respect to such spouse and shall be effective upon receipt by the Benefits Committee. Any consent which permits designations by the Participant without any requirement of further consent by the Participant's spouse must acknowledge that the spouse has the right to limit his or her consent to a specific beneficiary (or a form of benefits) and that the spouse voluntarily elects to relinquish either or both of such rights.

      Any election permitted under this Section 9.8 may be revoked by a Participant, without the consent of the Participant's spouse, if applicable, at any time prior to the date on which distribution of the vested portion of the Participant's Account balance is to be made or commence. Any such revocation shall be in writing, shall be signed by the Participant making such revocation and shall become effective upon receipt by the Benefits Committee. A Participant may make an unlimited number of revocations.

      9.9  Special Rules for Periodic Payments Option. Effective
January 1, 1995, in the event a Participant who meets the requirements of subsection 9.7(c) elects to have his or her Account distributed in the form of periodic payments, the following provisions shall apply.

           (a) At the time of making such election, the Participant shall specify the period over which the payments shall be made and the frequency of such payments.

           (b) Periodic payments shall not be made more frequently than annually and shall be made on the same date in each of the applicable years (the "scheduled payment date").

           (c)  A Participant's election pursuant to subsection
      9.7(c), including specification of the period over which payments shall be made and the frequency of such payments, shall be irrevocable, except that such Participant may elect to receive a lump sum distribution of his or her Account balance on the next scheduled payment date, provided he or she notifies the Benefits Committee of such election at least thirty (30) days in advance of the next scheduled payment date.

           (d) At the time of making the election pursuant to subsection 9.7(c), a Participant shall specify the Investment Fund or Funds from which the first periodic payment shall be made. The Participant may specify the Investment Fund or Funds from which each subsequent periodic payment shall be made by delivering instructions to the Benefits Committee at least thirty (30) days in advance of the applicable scheduled payment date. In the absence of timely instructions, the instructions in effect with respect to the immediately preceding scheduled payment shall apply, unless the Participant's investment in such Fund(s) no longer supports such instructions, in which case the periodic payment shall be charged against the Investment Funds in which the Participant's Account is invested in proportion to the amounts invested in such funds as of the date such payment is to be made.

           (e) Any election, specification or notification in accordance with the provisions of this Section 9.9 shall be made by such written, telephonic or electronic means that the Benefits Committee may prescribe.

      9.10 Commencement of Distributions to Participants. Subject to the provisions of subsections (a), (b), (c) and (d) below, a Participant may elect to receive or commence receiving distribution of his or her Account as of any Valuation Date which occurs after the date he or she ceases to be employed by his or her Employer or becomes Disabled. An election must be received by the Benefits Committee at least fifteen (15) days in advance of the Valuation Date, specified in the election, as of which distribution is to be made or commence. The Participant's Account shall be valued as of the Valuation Date elected by the Participant and distribution shall be made or commence as soon as practicable thereafter.

           (a) Notwithstanding the foregoing provisions of this Section and Section 9.7 to the contrary, if the value of the vested portion of a Participant's Account does not exceed Three Thousand Five Hundred Dollars ($3,500.00) as of the Valuation Date following the date that he or she ceases to be employed by the Employer, his or her Account shall be distributed in a lump sum as soon as practicable thereafter.

           (b) Notwithstanding the foregoing provisions of this Section to the contrary, unless a Participant otherwise elects, distribution shall be made or commence not later than the sixtieth

      (60th) day after the later of the close of the Plan Year in which the Participant attains the Normal Retirement Age or in which the Participant ceases to be employed by the Employer.

           (c) Notwithstanding the foregoing provisions of this Section to the contrary, effective January 1, 1989, distribution to a Participant shall be made or commence not later than April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70 1/2).

           (d) Notwithstanding the foregoing provisions of this Section to the contrary, distribution to a Participant who has attained age seventy and one-half (70 1/2) before January 1, 1988, and is not a Five Percent Owner shall be made or commence not later than April 1 of the calendar year following the later of the calendar year in which the Participant attains age seventy and one-half (70 1/2) or the calendar year in which the Participant retires.

      For purposes of this subsection (d), a Five Percent Owner shall mean a Participant who is a Five Percent Owner at any time during the Plan Year ending with or within the calendar year in which such Participant attains age sixty-six and one-half (66 1/2) or any subsequent Plan Year.

      Any election pursuant to this Section 9.10 shall be made by such written, telephonic or electronic means as may be prescribed by the Benefits Committee.

      9.11  Minimum Amounts to be Distributed to Participants.
The amount to be distributed each year to a Participant, beginning with the calendar year in which he or she attains age seventy and one-half (70 1/2), shall not be less than the quotient obtained by dividing the Participant's Account balance at the beginning of such year by the life expectancy of the Participant (or the joint life and last survivor expectancy of the Participant and his or her Beneficiary) determined as of the beginning of such year and reduced by one (1) for each year thereafter. The required minimum distribution with respect to the calendar year in which the Participant attains age seventy and one-half (70 1/2) shall be made no later than April 1 of the next succeeding calendar year. With respect to any other calendar year, the required minimum distribution shall be made no later than December 31 of such year.

     Notwithstanding the above, if the Participant (or his or her spouse, in the event the Participant dies before benefits have commenced) so elects prior to the time distribution must commence pursuant to Section 9.10 or
Section 9.12, the life expectancy of the Participant, the life expectancy of the spouse or the joint life and last survivor expectancy of the Participant and his or her spouse shall be recalculated pursuant to the regulations under
Section 401(a)(9) of the Code. Such election shall be irrevocable and shall be made by such written, telephonic or electronic means as may be prescribed by the Benefits Committee. In the absence of such election, life expectancy shall not be recalculated. The life expectancy of a nonspouse Beneficiary may not be recalculated.

     Distribution shall be made in accordance with the regulations under
Section 401(a)(9) of the Code, including Regulation Section 1.401(a)(9)-2, which shall override any distribution options in the Plan inconsistent therewith.

     9.12 Distributions to Spouse or Beneficiary. Upon the death of a Participant, the balance of the Participant's Account shall be distributed to his or her surviving spouse or, if the Participant is not survived by a spouse or the Participant's surviving spouse consents in the manner provided in Section 9.3, to the Participant's designated Beneficiary. Distribution shall be made in the following manner:

           (a) In the event the Participant dies before distribution of his or her Account has commenced:

                (i) If distribution is to be made to the Participant's surviving spouse, distribution shall be made in a lump sum by December 31 of the calendar year which contains the fifth (5th) anniversary of the date of the Participant's death; provided, the Participant's surviving spouse may elect to receive distribution in an annuity providing monthly payments over a period not to exceed his or her life expectancy provided distribution commences not later than the later of December 31 of the calendar year immediately following the calendar year in which the Participant died or December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70 1/2).

                 (ii) If distribution is to be made to a designated Beneficiary other than the Participant's spouse:

                       (aa) distribution shall be made in such manner as the Participant may elect or, in the absence thereof, as the Beneficiary may elect, provided the balance of the Participant's Account shall be distributed on or before December 31 of the calendar year which contains the fifth
                  (5th) anniversary of the date of the Participant's death; or

                       (bb) distribution shall be made, at the election of the Participant or, in the absence thereof, at the election of the Beneficiary, in an annuity providing monthly payments over a period not to exceed the life expectancy of the Beneficiary, provided distribution shall commence on or before December 31 of the calendar year immediately following the calendar year in which the Participant died.

            If the Participant has not made an election pursuant to this subsection (a)(ii), his or her designated Beneficiary must elect the method of distribution no later than the earlier of December 31 of the calendar year in which distributions would be required to commence under this Section or December 31 of the calendar year which contains the fifth (5th) anniversary of the date of the Participant's death.

            In the event the surviving spouse dies after the Participant but before distribution of the Participant's Account to such spouse begins, the provisions of this subsection (a), with the exception of subsection (a)(i), shall be applied as if the surviving spouse were the Participant.

            (b) In the event the Participant dies after distribution of his or her Account has commenced, distribution shall continue at least as rapidly as under the method of distribution in effect prior to the Participant's death.

      If a Participant fails to designate a Beneficiary and is not survived by a spouse, distribution of the Participant's Account shall be made in the manner elected by the distributee determined under Section 9.3, provided such distribution must be made by December 31 of the calendar year which contains the fifth (5th) anniversary of the date of the Participant's death.

      9.13 Hardship Withdrawals. Effective January 1, 1989, the Benefits Committee may direct the Trustee to make a hardship withdrawal distribution to a Participant from his or her Elective Contributions Account and Matching Contributions Account subject to the following:

            (a) Each request for a hardship withdrawal shall be made by such written, telephonic or electronic means as may be prescribed by the Benefits Committee. The request shall specify the reason for such withdrawal and shall include such other information and documentation as the Benefits Committee may request.

            (b) A hardship withdrawal may be made only in cash and may not exceed the sum of the Elective Contributions and Matching Contributions allocated to the Participant's Account.

            (c) A hardship withdrawal shall be permitted only if the distribution is on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need.

                 (i) A financial need may qualify as immediate and heavy without regard to whether such need was foreseeable or voluntarily incurred by the Participant. The following shall be deemed immediate and heavy financial needs:

                      (aa)  Payment of medical expenses described in
                 Section 213(d) of the Code previously incurred by the Participant, his or her spouse or dependent (within the meaning of Section 152 of the Code) or payment necessary for such persons to obtain medical care as described in Section 213(d) of the Code;

                      (bb)  Costs directly related to the purchase
                 (excluding mortgage payments) of a principal residence of the Participant;

                      (cc) Payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, his or her spouse or dependent (within the meaning of Section 152 of the Code); and

                      (dd)  Payment to prevent eviction of the
                 Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence.

      The above list of deemed immediate and heavy financial needs shall not be exclusive, and other needs may qualify as immediate and heavy financial needs.

                 (ii) A distribution shall be treated as necessary to satisfy an immediate and heavy financial need of the Participant only to the extent the amount of such distribution is not reasonably available to the Participant from other resources. The Benefits Committee may reasonably rely on the Participant's representations that the need cannot be relieved by insurance, by reasonable liquidation of the Participant's assets, by termination of the Participant's Deferral Election or by other distributions or loans from the Plan or from commercial lenders. A Participant's resources shall be deemed to include those assets of his or her spouse and minor children that are reasonably available to the Participant. A distribution shall be deemed necessary to satisfy an immediate and heavy financial need provided each of the following requirements is satisfied:

                       (aa) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant;

                       (bb)  The Participant has obtained all
                  distributions, other than a distribution pursuant to this
                  Section 9.12, and all loans available under this Plan and all other plans maintained by the Employer;

                       (cc) Elective Contributions made on behalf of a Participant under this Plan and all other plans maintained by the Employer are suspended for a period of twelve (12) months beginning on the date such Participant receives a hardship distribution; and

                       (dd)  The Participant may not make a Deferral
                  Election for his or her taxable year immediately following the taxable year of the hardship withdrawal under this Plan and all other plans maintained by the Employer in excess of the applicable limit under Section 402(g) of the Code for such next taxable year less the amount of the Elective Contributions made on his or her behalf for the taxable year of the hardship withdrawal.

            A Participant shall not cease to be treated as an Eligible Employee because his or her Elective Contributions are suspended in accordance with subsection (c)(ii)(cc) above.

                  (iii) The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

            (d)  Withdrawals shall be charged against the Investment
      Funds in which the withdrawing Participant's Account is invested in proportion to the amounts invested in such funds as of the date such withdrawal is made.

            (e) A request for a hardship distribution shall be treated as a claim for benefits under Article XII. A hardship withdrawal shall be made as soon as practicable following approval of the request by the Benefits Committee.

            (f) The Benefits Committee may from time to time establish rules governing withdrawals. Such rules shall be applied on a uniform and nondiscriminatory basis.

      9.14 Distribution to Alternate Payee. In the event that all or a portion of a Participant's Account is immediately distributable to an alternate payee pursuant to a qualified domestic relations order, the Benefits Committee shall distribute the amount payable to such alternate payee in a lump sum as soon as practicable after determining that such order is qualified in accordance with Article XV. Except as otherwise provided in the domestic relations order, such distribution shall be made as of the Valuation Date following the date that it is determined that the order is qualified. If the amount to be distributed under this Section exceeds Three Thousand Five Hundred Dollars ($3,500.00), distribution shall not be made without the written consent of the alternate payee.

     In the event that all or a portion of a Participant's Account is payable to an alternate payee pursuant to a qualified domestic relations order, but is not immediately distributable under such order, the Benefits Committee shall direct the Trustee to establish a separate account within the meaning of
Section 15.5(b) on behalf of the alternate payee as soon as practicable after determining that such order is qualified in accordance with Article XV. The Benefits Committee shall distribute the amount payable from such account to such alternate payee in such form and in such time as is provided by the terms of such order. Distribution of a separate account pursuant to this Section
9.14 may be made prior to the Participant's "earliest retirement age" as defined in Section 15.7.

     9.15 Distributions to Minors and Incompetent Persons. If any person to whom benefits shall be distributed under the Plan shall be a minor, or if the Benefits Committee shall determine that such person is incompetent by reason of mental or physical disability, the Benefits Committee may direct the Trustee to distribute such benefits in one or more of the following ways to be determined by the Benefits Committee:

           (a)  directly to such minor or incompetent person; or

           (b) to a legal or natural guardian or other relative of such minor, or to the legal guardian or conservator of such incompetent person or to any adult person with whom such incompetent person temporarily or permanently resides.

      The receipt by such minor, incompetent person, guardian, conservator, relative or other person shall be a complete discharge of the Trustee, the Benefits Committee and the Trust Fund, and the Trustee and Benefits Committee shall be without any responsibility to see to the application of any such distributions.

      9.16  Direct Rollovers.

            (a) Effective January 1, 1993, a Participant who is entitled to receive an eligible rollover distribution may elect to have such distribution (or a portion thereof not less than Five Hundred Dollars ($500.00)) made directly to an eligible retirement plan ("direct rollover election").

            An alternate payee who is entitled to receive an eligible rollover distribution pursuant to a qualified domestic relations order under Article XV and who is the spouse or a former spouse of a Participant may make a direct rollover election as if such alternate payee were the Participant.

            A surviving spouse who is entitled to receive an eligible rollover distribution by reason of the Participant's death may make a direct rollover election; provided that such election is restricted to an eligible retirement plan that is an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code.

           (b)  No earlier than ninety (90) days and no later than thirty
      (30) days before an eligible rollover distribution is to be made, the Benefits Committee shall provide the Participant, alternate payee, or surviving spouse, as the case may be, with a written explanation of:

                  (i) the rules under which he or she may make a direct rollover election;

                  (ii) the legal requirement that federal income tax be withheld from the distribution if he or she does not elect a direct rollover;

                  (iii) the rules under which the amount that he or she actually receives will not be subject to federal income tax if such amount is transferred ("rolled over") within sixty (60) days after being received pursuant to Section 402(c) of the Code;

                  (iv) the rules, if applicable, for receiving special income tax averaging, or capital gain treatment, under Section 402(d) of the Code; and

                  (v) the Plan provisions under which a direct rollover election with respect to one payment in a series of periodic payments will apply to all subsequent payments until such election is changed.

            Notwithstanding the foregoing to the contrary, if an eligible rollover distribution is one of a series of periodic payments, the explanation required by this subsection shall be provided annually as long as such payments continue.

            (c) A direct rollover election shall be made in such manner and at such time as the Benefits Committee shall prescribe, and shall include:

                 (i)  the name of the eligible retirement plan;

                 (ii) a statement that such plan is an eligible retirement plan; and

                 (iii) any other information necessary to permit a direct rollover by the means selected by the Benefits Committee.

            An election to make a direct rollover with respect to one payment in a series of periodic payments shall apply to all subsequent payments in the series until such election is changed; such change with respect to subsequent payments may be made at any time.

            (d) Notwithstanding subsection (b) to the contrary, if an individual, after receiving the written explanation required by subsection (b), affirmatively elects to make or not make a direct rollover, an eligible rollover distribution may be made less than thirty
      (30) days after the date such written explanation was given, provided the Benefits Committee has informed such individual, in writing, of his or her right to a period of at least thirty (30) days to make such election.

            (e) As used in this Section, the following terms shall have the following meanings:

                 (i)  "Eligible retirement plan" shall mean

                      (A) an individual retirement account, described in Section 408(a) of the Code;

                      (B) an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract);

                      (C) a trust described in Section 401(a) of the Code which is exempt from tax under Section 501(a) of the Code and which is part of a defined contribution plan described in Section 414(i) of the Code that permits rollover contributions; or

                      (D) an annuity plan described in Section 403(a) of the Code.

                 (ii) "Eligible rollover distribution" shall mean a distribution from the Plan of Two Hundred Dollars ($200.00) or more, excluding the following:

                      (A) a distribution that is one of a series of periodic payments (not less frequently than annually) made for a specified period of ten (10) years or longer, for the distributee's life expectancy (or the joint life expectancy of the distributee and his or her designated Beneficiary), or for the distributee's life (or the joint lives of the distributee and his or her designated Beneficiary);

                      (B)  a required distribution pursuant to Section
                 9.10 or 9.12;

                      (C) a return of Elective Contributions pursuant to Section 7.4;

                      (D)  a corrective distribution pursuant to
                 Section 3.7, 5.4 or 6.2; and

                      (E)  a distribution of after-tax contributions.

      9.17 Form of Distribution. Distribution of a Participant's Account shall be made in cash; provided, however, effective January 1, 1991, in the event a Participant elects to receive distribution of his or her Account in a lump sum, he or she may elect that distribution of the portion of his or her Account which is invested in the UNUM Stock Fund be made, in whole or in part, in whole shares of common stock of UNUM Corporation. Such election shall be made by such written, telephonic or electronic means, and at such time, as shall be prescribed by the Benefits Committee. Effective January 1, 1991, in the event a Participant's surviving spouse or Beneficiary is entitled to receive a lump sum distribution by reason of the Participant's death, he or she may make the same election as permitted with respect to a Participant pursuant to this Section.

      9.18 Purchasing Annuities. Any annuity required or permitted to be purchased under this Article shall be selected by the Participant, or the Participant's spouse, as the case may be, for whom such annuity is to be purchased. The terms of any annuity required or permitted to be purchased and distributed under this Article shall comply with the applicable requirements of the Plan.


                                 ARTICLE X
                           Top Heavy Provisions

      10.1 Top Heavy Requirements. Notwithstanding any provision of this Plan to the contrary, if the Plan is or becomes Top Heavy in any Plan Year beginning after December 31, 1983, then the provisions of this Article shall become applicable and supersede any conflicting provisions of this Plan.

      10.2 Minimum Vesting Requirements. Each Participant shall continue to have a fully vested and nonforfeitable interest in his or her Account.

      10.3 Minimum Contribution Requirement. Except as hereinafter provided, for each Plan Year in which the Plan is Top Heavy, the Employer shall contribute, on behalf of each Eligible Employee who is a Non-Key Employee and who has not terminated employment by the end of such Plan Year, an amount, which when added to the Discretionary Contributions allocated to such Eligible Employee's Account, shall be equal to the lesser of:

            (a) three percent (3%) of such Eligible Employee's compensation (as defined in Section 7.5); or

            (b)  the percentage of such Eligible Employee's compensation
      (as so defined) which is equal to the largest percentage determined by dividing the Employer Contributions allocated to the Account of each Key

      Employee by the first One Hundred Fifty Thousand Dollars ($150,000.00) of such Key Employee's compensation (as so defined).

The preceding sentence shall be applied by substituting four percent (4%) for three percent (3%) for each Plan Year in which:

                  (i)   the Plan is included in a Required Aggregation
            Group or a Permissive Aggregation Group which includes a qualified defined benefit plan and the Top Heavy Ratio does not exceed ninety percent (90%); and

                  (ii) the limitation set forth in Section 7.2 would be exceeded if 1.0 is substituted for 1.25 wherever 1.25 appears in said limitation.

      The minimum contribution shall be made on behalf of each Eligible Employee who is a Non-Key Employee and who remains in the service of the Employer on the last day of the Plan Year, regardless of the number of Hours of Service such Eligible Employee is credited with during such Plan Year.

      Notwithstanding any provision of this Section to the contrary, for each Plan Year in which the Plan is Top Heavy, an Eligible Employee who is a Non-Key Employee and who is also covered by a qualified defined benefit plan maintained by the Employer, shall accrue a minimum benefit (as required by Section 416(c)(1) of the Code and the regulations thereunder) under such plan (unless such plan is terminated), and a minimum contribution shall not be made on behalf of such Eligible Employee under this Plan.

      For purposes of satisfying the minimum contribution requirement of this Section, Elective Contributions and Matching Contributions shall not be taken into account.

      10.4  Modified Limitation on Allocations.  The limitation of
Section 7.2 shall be applied by substituting 1.0 for 1.25 wherever
1.25 appears in said limitation for each Plan Year in which the Plan is included in a Required Aggregation Group or a Permissive Aggregation Group which includes a qualified defined benefit plan and the Top Heavy Ratio exceeds ninety percent (90%).

      10.5  Present Value Factors.  For purposes of determining the
Top Heavy Ratio, the present value of accrued benefits under all defined benefit plans included in a Required Aggregation Group or a Permissive Aggregation Group shall be based on the following factors:

      Interest:      six and one-half percent (6.5%)

      Mortality:     1971 Group Annuity Mortality Table, using male rates
                     for all individuals.

      10.6 Benefit Accrual. For purposes of determining the Top Heavy Ratio, the accrued benefit of any Non-Key Employee under all defined benefit plans included in a Required Aggregation Group or a Permissive Aggregation Group shall be determined under the method used for accrual purposes for all such plans of the Employer or, if no method is prescribed, as if such benefit accrued no more rapidly than the slowest rate permitted under Section 411(b)(1)(C) of the Code.

                                ARTICLE XI
                           Plan Administration

      11.1 Appointment of Benefits Committee. The Board (or any person or persons to whom the Board delegates its authority) shall appoint at least three (3) persons to administer the Plan, and they shall be known as the Benefits Committee. The Benefits Committee shall act by a majority of its members either by a meeting or in a writing without a meeting. Any member may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Any person appointed to serve as a member of the Benefits Committee shall signify his or her acceptance in writing to the Board (or to such person or persons specified by the Board).

      11.2 Resignation and Removal. Any member of the Benefits Committee may resign at any time by delivering to the Board (or to such person or persons specified by the Board) a written notice of resignation, to take effect at a date specified therein, which shall not be less than thirty (30) days after the delivery thereof, unless such notice shall, in writing, be waived by the Board (or such person(s)). Each member of the Benefits Committee shall serve at the pleasure of the Board (or such person or persons to whom the Board delegates its authority) and may be removed by delivery of written notice of removal, to take effect at a date specified therein.

      The Board (or such person or persons to whom the Board delegates its authority) as soon as practicable following receipt of a written notice of resignation or delivery of a written notice of removal of the Benefits Committee, shall consider the appointment of a successor. In the event the Board (or such person(s)) fails to appoint a successor to serve as a member of the Benefits Committee, the remaining members of the Benefits Committee shall constitute the Benefits Committee.

      11.3 Powers and Duties. The Benefits Committee shall be a Named Fiduciary for purposes of Section 402(a)(1) of ERISA with the following powers and complete discretionary authority to control and manage the operation and administration of the Plan:

            (a) To determine all questions concerning the eligibility of Employees to participate in and receive benefits under the Plan.

            (b) To compute the amount of benefits payable to any Participant or Beneficiary.

            (c) To authorize and direct the Trustee with respect to payment of benefits.

            (d) To furnish the Trustee with such information, statements and reports as will enable the Trustee to comply with the reporting and disclosure requirements under ERISA and the Code.

            (e) To interpret the provisions of the Plan and to make rules and regulations for the administration of the Plan.

            (f) To maintain all the necessary records for the administration of the Plan.

            (g) To employ or retain counsel, accountants, actuaries or such other consultants as may be required to assist in administering the Plan.

            (h)  To act as agent for service of legal process.

            (i) To give written notice to all interested parties (as defined in the regulations prescribed under Section 7476(b)(1) of the
      Code), in the form and manner, and at such time as prescribed by such regulations, of an application for an advance determination with respect to the initial qualification of the Plan or to the effect of an amendment or termination of the Plan.

      The Benefits Committee shall have no power or authority over the investment of the assets of the Trust and nothing in this Section 11.3 shall be construed as granting such power and authority.

      11.4 Reporting and Disclosure. The Benefits Committee shall furnish to each Participant and to each Beneficiary who is receiving benefits under the Plan, and shall file with the Secretary of Labor and the Secretary of Treasury all reports, disclosures and notifications as are required under the Code and ERISA.

      11.5 Delegation of Ministerial Duties. The Benefits Committee may delegate to any other person or persons, severally or jointly, the authority to perform any ministerial act in connection with the administration of the Plan.

      11.6 Payment of Plan Expenses. Notwithstanding any provision of the Plan or Trust to the contrary, payment of any reasonable expenses of administering the Plan, as determined by the Benefits Committee, shall be made from the Trust Fund, unless paid by the Employers.
If such expenses are incurred as a result of services provided to the Plan or Trust by a party in interest (as defined in Section 3(14) of ERISA), no payment shall be made from the Trust Fund unless the payment (a) satisfies the applicable requirements of Section 408 of ERISA and the regulations thereunder; or (b) is otherwise exempt from the applicable prohibited transaction rules of the Code and ERISA.

      11.7 Compensation and Reimbursement of Expenses. The Benefits Committee shall be entitled to reasonable compensation for services rendered and to reimbursement of expenses properly and actually incurred in the performance of its duties on behalf of the Plan, but no person so serving who already receives compensation from an Employer for services rendered as an Employee shall receive compensation from the Plan, except reimbursement of expenses properly and actually incurred and not otherwise reimbursed.

      11.8 Uniformity of Rules and Regulations. In the administration of the Plan and the interpretation and application of its provisions, the Benefits Committee shall exercise its powers and authority in a nondiscriminatory manner, and shall apply uniform administrative rules and regulations in order to assure substantially the same treatment to Participants in similar circumstances.

      11.9 Reliance on Reports. The Benefits Committee shall be entitled to rely upon all certificates and reports made by any counsel, accountant, actuary or other consultant employed or retained to assist in administering the Plan.

      11.10 Multiple Signatures. A majority of the members of the Benefits Committee or any one member authorized by the Benefits Committee shall have authority to execute all documents, reports or other memoranda necessary or appropriate to carry out the actions and decisions of the Benefits Committee. The Trustee or any other interested party may rely upon any document, report or other memorandum so executed as evidence of the Benefits Committee action or decision indicated thereby.


                                 ARTICLE XII
                              Claims Procedure

      12.1 Filing a Claim for Benefits. A Plan Participant or other person entitled to benefits under the Plan may make a claim for Plan benefits by filing a written request with the Benefits Committee.

      12.2 Denial of Claim. If a claim is wholly or partially denied, the Benefits Committee shall furnish the claimant with written notice setting forth in a manner calculated to be understood by the claimant:

            (a)  the specific reason or reasons for the denial;

            (b) specific reference to pertinent Plan provisions on which the denial is based;

            (c) a description of any additional material or information necessary for the claimant to perfect his or her claim and an explanation why such material or information is necessary; and

            (d) appropriate information as to the steps to be taken if the claimant wishes to submit his or her claim for review.

Such notice shall be furnished to the claimant within ninety (90) days after receipt of his or her claim, unless special circumstances require an extension of time for processing such claim. If an extension of time for processing is required, the Benefits Committee shall, prior to the termination of the initial ninety (90) day period, furnish the claimant with written notice indicating the special circumstances requiring an extension and the date by which the Benefits Committee expects to render its decision. In no event shall an extension exceed a period of ninety (90) days from the end of the initial ninety (90) day period.

      12.3 Appeal of Denied Claim. A claimant may request the Appellate Committee to review a denied claim. Such request shall be in writing and must be delivered to the Appellate Committee within sixty (60) days after receipt by the claimant of written notification of denial of claim. A claimant or his or her duly authorized representative may:

            (a)  review pertinent documents, and

            (b)  submit issues and comments in writing.

      For purposes of this Section and Section 12.4, "Appellate
Committee" shall mean a committee of no less than five (5) and no more than seven (7) persons appointed by the Board (or any person or persons to whom the Board delegates its authority) to review any denied claims. The Appellate Committee shall be a named fiduciary for the purpose of reviewing denied claims and shall have the powers identified in subsections 11.3(a)-(g) and complete discretionary authority in reviewing denied claims.

      The Appellate Committee shall act by a majority of its members either by a meeting or in a writing without a meeting. Any member may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Any person appointed to serve as a member of the Appellate Committee shall signify his or her acceptance in writing to the Board (or such person or persons specified by the Board).

      Any member of the Appellate Committee may resign at any time by delivering to the Board (or such person or persons specified by the Board) a written notice of resignation, to take effect at a date specified therein, which shall not be less than thirty (30) days after the delivery thereof, unless such notice shall, in writing, be waived by the Board (or such person or persons specified by the Board). Each member of the Appellate Committee shall serve at the pleasure of the Board (or such person or persons specified by the Board) and may be removed by delivery of written notice of removal, to take effect at a date specified therein.

      The Board (or such person or persons specified by the Board), as soon as practical following receipt of a written notice of resignation or delivery of a written notice of removal of any member of the Appellate Committee, shall consider the appointment of a successor. In the event the Board (or such person or persons specified by the Board) fails to appoint a successor to serve as a member of the Appellate Committee, the remaining members of the Appellate Committee shall constitute the Appellate Committee.

      12.4 Decision on Appeal. The Appellate Committee shall notify the claimant of its decision on review not later than sixty (60) days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of a request for review. If an extension of time for review is required because of special circumstances, written notice of the extension must be furnished to the claimant prior to the commencement of the extension. The Appellate Committee's decision on review shall be in writing and shall include specific reasons for the decision, as well as specific references to the pertinent Plan provisions on which the decision is based.

                                ARTICLE XIII
                                   Trustee

      13.1 Duties. The Trustee shall receive and hold all contributions made by an employer together with other assets as may be transferred to it in accordance with the provisions of the Plan. In addition, the Trustee shall make distributions as directed by the Benefits Committee in accordance with the provisions of Article IX.

      13.2 Investment Funds. The Trustee shall establish a UNUM Stock Fund and one or more other Investment Funds. The Trustee shall direct that each Investment Fund, other than the UNUM Stock Fund, shall be invested:

            (a) at the discretion of the Trustee in accordance with such investment guidelines and objectives as it may establish; or

            (b)   at the discretion of a duly appointed Investment
      Manager in accordance with such investment guidelines and objectives as may be established by the Trustee.

      The Trustee may from time to time change its direction with respect to any Investment Fund and may, at any time, eliminate any Investment Fund. Whenever an Investment Fund is eliminated, the Trustee shall promptly liquidate the assets of such Investment Fund and reinvest the proceeds thereof in such other Investment Fund as it deems appropriate, unless a Participant or Former Participant, pursuant to Section 13.5, elects to reinvest all or a portion of the balance of his or her Account which had been invested in the eliminated Investment Fund in one or more of the other available Investment Funds.

      The Trustee shall transfer to each Investment Fund such portion of the assets of the Trust as the Benefits Committee may from time to time direct in accordance with the terms of the Plan. All interest, dividends and other income received with respect to, and any proceeds realized from the sale or other disposition of, assets held in any Investment Fund shall be credited to and reinvested in such Investment Fund, and all expenses properly attributable to any Investment Fund shall be paid therefrom unless paid by the Employers.

      13.3 UNUM Stock Fund. Effective December 1, 1989, the Trustee shall establish a UNUM Stock Fund which shall be invested solely in shares of common stock of UNUM Corporation and any other qualifying employer security within the meaning of Section 407(d)(5) of ERISA ("Employer Stock").
The Trustee shall, as soon as practicable, apply amounts allocated to the UNUM Stock Fund to purchase Employer Stock on the open market or in private transactions, from UNUM Corporation or otherwise, at current market value. Any purchase of Employer Stock directly from the UNUM Corporation shall be made without commission. Pending investment in Employer Stock, the Trustee shall invest amounts allocated to and dividends or other amounts received by the UNUM Stock Fund in cash or short-term cash equivalents including, but not limited to, short-term debt obligations issued or guaranteed by the United States government, money market funds and savings accounts. Notwithstanding the provisions of this Section 13.3 to the contrary, the Trustee shall have no authority to invest any assets of the Trust in shares of Employer Stock unless (i) such shares constitute

"qualifying employer securities" within the meaning of Section 407 of ERISA and (ii) such investment is not prohibited by Section 404, 406 or 407 of ERISA.

      Upon the purchase of any Employer Stock by the Trustee, the purchase price chargeable to the Account of each Participant shall be its proportionate share (based upon the number of shares purchased and the number of shares allocable to such Account) of the entire amount paid by the Trustee taking into account all brokerage fees, transfer taxes, the additional cost incurred on purchase of odd lots and other expenses incurred in connection with the purchase and transfer of such stock.

      Employer Stock acquired by the Plan shall be accounted for as provided under Treasury Regulation Section 1.402(a)-1(b)(2)(ii) and the Benefits Committee shall maintain adequate records of the cost basis of all shares of the Employer Stock allocated to each Participant's account.

      Cash dividends received by the Trustee upon Employer Stock allocated to a Participant's Account shall be allocated and credited to such Account as of the payment date and applied to the purchase of additional Employer Stock. Stock dividends received by the Trustee upon Employer Stock allocated to a Participant's Account shall be allocated and credited to such Account as of the payment date. If Employer Stock held in the UNUM Stock Fund is split, the new or additional shares shall be credited as of the record date to the Accounts of Participants in proportion to the number of shares credited to their respective Account, as compared to the total number of shares in the UNUM Stock Fund, immediately prior to such date.

      In the event that any rights, warrants, or options for the acquisition of additional shares of Employer Stock are distributed with respect to shares of Employer Stock held in the UNUM Stock Fund, each Participant or Former Participant (or his or her surviving spouse or Beneficiary, in the event of the Participant's or Former Participant's death) shall have the right to instruct the Trustee in writing as to whether or not to exercise such rights, warrants, or options attributable to the Account of each Participant to the extent that there is a cash balance in such Account sufficient for such purpose. The Trustee shall use its best efforts to timely distribute or cause to be distributed to each Participant or Former Participant (or surviving spouse or Beneficiary) information in connection with any such distribution of rights, warrants or options for the acquisition of additional shares of Employer Stock held in the UNUM Stock Fund, together with a request for confidential instructions on how to respond. Upon timely receipt of such instructions, the Trustee shall respond as instructed with respect to such shares of Employer Stock. If, and to the extent that, the Trustee shall not have received timely instructions from any individual given a right to instruct the Trustee with respect to shares of Employer Stock, such individual shall be deemed to have timely instructed the Trustee not to exercise such rights, warrants or options.

      A Participant, Former Participant, surviving spouse or Beneficiary may instruct the Trustee, in accordance with the provisions of this Section 13.3, by any written, telephonic, or electronic means that the Benefits Committee may prescribe. Any instructions received by the Trustee from Participants, Former Participants, surviving spouses or Beneficiaries pursuant to this Section 13.3 shall be held by the Trustee in strict confidence in accordance with the procedures established by the Benefits Committee pursuant to Section 13.11, except to the extent necessary to comply with Federal laws or state laws not preempted by the ERISA.

      If, and to the extent that, other property is received or rights, warrants or options are not exercised, the Trustee shall sell such property or any remaining rights, warrants or options in the open market, provided there is a market therefor, and shall credit the proceeds to the Account of such Participant.

      13.4 Investment of Contributions. Each Participant may direct that contributions made on his or her behalf shall be invested in any one or more of the Investment Funds. The percentage of contributions to be invested in any Investment Fund must be ten percent (10%), or a multiple thereof. An investment direction shall be made by such written, telephonic or electronic means as shall be prescribed by the Benefits Committee.

      A Participant's investment direction, if received by the Benefits Committee prior to the date he or she commences participation, shall be effective as of said date. If a Participant does not make an investment direction or an investment direction is not received by the Benefits Committee before the Participant commences participation, the contributions on behalf of such Participant shall be invested in the fund which presents the least risk of loss as determined by the Trustee. An investment direction received by the Benefits Committee after the date a Participant commences participation shall be effective as of the later of the first pay period following receipt by the Benefits Committee (or by the person or persons specified by the Benefits Committee) or the date specified by the Participant in the investment direction.

      A Participant may modify an investment direction to have future contributions on his or her behalf invested in the Investment Funds in proportions other than those previously elected; provided that at least ninety
(90) days elapse between modifications. An election modifying a previous investment direction shall be made in multiples of ten percent (10%) of such contributions and shall be made by such written, telephonic or electronic means as shall be prescribed by the Benefits Committee. A modification shall be effective as soon as practicable after receipt by the Benefits Committee (or by the person or persons specified by the Benefits Committee).

      13.5  Reinvestment of Account.  A Participant or Former
Participant may elect, to reinvest all or a portion of the balance of his or her Account in any one or more of the Investment Funds; provided that at least ninety (90) days elapse between such elections. An election to reinvest an Account balance shall be made in ten percent (10%) multiples of such balance and shall be made by such written, telephonic or electronic means as shall be prescribed by the Benefits Committee. An election to reinvest shall be effective as soon as practicable after receipt by the Benefits Committee (or by the person or persons specified by the Benefits Committee).

      Notwithstanding the foregoing, a Participant who is subject to
Section 16 of the Securities Exchange Act of 1934 because of his or her position with UNUM Corporation or one of its subsidiaries may not transfer any amount credited to his or her Elective Contributions Account or After-Tax Contributions Account from the UNUM Stock Fund to another Investment Fund or from another Investment Fund to the UNUM Stock Fund or change his or her previously elected investment options with respect to future Elective Contributions or make any other investment election under the Plan except in accordance with rules and regulations adopted by the Securities and Exchange Commission and in effect at the time such Participant desires to make any such transfer, change or other election (collectively, "investment elections").
The Benefits Committee shall adopt such rules (and amendments thereto) from time to time as are necessary to permit such Participants to make investment elections no less frequently than is permitted under the aforementioned rules and regulations of the Securities and Exchange Commission, including, without limitation, setting dates on which investment elections may be made by such Participants, limiting the number of such elections that may be made by them in any year or other applicable calendar period, and setting dates on which such an election will become effective.

      13.6 Custodian. The Board may from time to time appoint one or more banks, insurance companies, third party plan administrators or brokers to serve as custodian of all or any portion of the Trust Fund.

      13.7 Investment Manager. The Board may from time to time appoint one or more Investment Managers to direct the investment and reinvestment of the Trust Fund. Such appointment shall be in writing and shall be effective upon receipt by the Trustee of the Investment Manager's written acceptance and acknowledgment that he or she is a fiduciary with respect to the Plan and Trust. The Board may revoke the appointment of any Investment Manager by furnishing such Investment Manager and the Trustee with written notice setting forth the effective date of such revocation.

      The Trustee shall comply with the directions of an Investment
Manager regarding the investment or reinvestment of the Trust Fund or such portion thereof as shall be under management by the Investment Manager. Once an Investment Manager has assumed direction of all or a portion of the Trust Fund, the Trustee shall be under no duty to review any investment to be acquired, held or disposed of pursuant to such directions, nor to make any recommendations with regard to the acquisition, disposition or continued retention of any assets under management by the Investment Manager. Until such time as the Trustee is notified, in writing, by the Employer that the Trustee shall again assume exclusive authority and discretion with regard to the portion of the Trust Fund previously under management by the Investment Manager, the Trustee shall not have any responsibility for investments which are managed by an Investment Manager and shall not be liable for making or retaining any investments or for any failure to invest in the absence of direction by an Investment Manager.

      13.8 Trustee Powerss. In addition to and not in limitation of such powers as the Trustee has by law or under any other provisions of the Plan, the Trustee shall have the following powers subject to the provisions of Sections 13.4, 13.5, and 13.7:

            (a) to establish and maintain a separate Account for each Participant in accordance with Section 8.1.

            (b)  to adjust the Participant's Accounts in accordance with
      Section 8.2.

            (c) to allocate and credit Employer Contributions to the Accounts of Participants entitled to share therein in accordance with
      Article VIII.

            (d) to invest and reinvest the Trust Fund, without distinction between principal and income, in any shares of stock, bonds, mortgages, notes, mutual fund shares, deposit administration, investment or group annuity contracts issued by a legal reserve life insurance company, qualifying employer securities as defined in Section 407(d)(4) of ERISA, or other property of any kind, real or personal, including any certificate of deposit or common, commingled or collective trust fund or pooled investment fund maintained by the Trustee or by another bank if such bank and the Trustee are members of the same affiliated group (within the meaning of Section 1504 of the Code) which provides for the pooling of assets of plans which are described in Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code.

            (e) to allocate and credit Rollover Contributions and assets transferred in accordance with Section 4.1 to the Accounts of Participants in accordance with Article VIII.

            (f) to maintain one or more checking accounts, including checking accounts offered by the Trustee, in the name of the Trust and to make deposits thereto and draw checks thereon to make distributions or loans directed by the Benefits Committee.

            (g) to establish one or more Investment Funds and to change or eliminate any such Investment Fund from time to time.

            (h) to transfer assets invested in an Investment Fund to one or more other Investment Funds as from time to time directed by the Benefits Committee.

            (i) to invest the assets of an Investment Fund in a deposit administration, investment or group annuity contract issued by a legal reserve life insurance company pursuant to an agreement between the Trustee, as contractholder, and such insurance company.

            (j) to invest the assets of an Investment Fund in mutual fund shares.

            (k) to establish one or more separate interest-bearing accounts and to segregate such amount or amounts therein as the Benefits Committee may direct pending the determination of whether a domestic relations order with respect to a Participant is a qualified domestic relations order within the meaning of Section 414(p)(1)(A) of the Code.

            (l) to sell, exchange, mortgage, lease and to make contracts concerning real and personal property for such considerations and upon such terms and conditions as the Trustee may determine, which leases and contracts may extend beyond the terms of the Trust and to execute deeds, transfers, mortgages, releases, assignments, and discharges of mortgages, leases and other instruments of any kind.

            (m) to vote (as provided in Section 13.10), in person or by proxy, any corporate stock or other assets having voting rights; to exercise any conversion privilege, subscription right or any other right or option given to the Trustee as the owner of any asset of the Trust Fund.

            (n) to consent to, take any action in connection with, and receive and retain any securities resulting from any reorganization, consolidation, or merger affecting any assets of the Trust Fund.

            (o) to cause title to the assets of the Trust Fund to be registered in the name of the Trustee, or the name of any nominee or to retain such assets unregistered or in form permitting transferability by delivery, provided the records of the Trustee shall at all times indicate that all such assets are part of the Trust Fund.

            (p) to borrow such sum or sums as the Trustee may consider necessary or desirable to administer the Trust, provided the Trustee shall not borrow from any person, corporation, partnership or other entity described as a "party in interest" as defined in Section 3(14) of ERISA.

            (q) to employ such agents and counsel as may be reasonably necessary in collecting, managing, administering, investing, and distributing the assets of the Trust Fund.

            (r) to settle, compromise, arbitrate or contest any claim by or against the Trust or any other matter directly or indirectly affecting the Trust, provided the Trustee need not, except at its option, enter into or maintain any litigation relative thereto until the Trustee shall have been indemnified to its satisfaction against all expenses and liabilities to which it may in its judgment be subject to any such action.

            (s) to make, execute, acknowledge and deliver any and all documents that may be necessary or appropriate to carry out the powers herein granted.

            (t) to exercise any of the powers and rights of an individual owner with respect to any assets of the Trust Fund.

            (u) to perform any and all other acts which are necessary for the proper administration and investment of the Trust Fund.

      13.9 Distributions and Participant Loans. The Trustee shall, from time to time, make, or cause to be made, distributions or Participant loans from the Trust Fund to such persons, in such manner and in such amount or amounts as the Benefits Committee may from time to time direct. Except as otherwise provided herein, distributions shall be made in cash. The Trustee shall be entitled to rely upon the written directions of the Benefits Committee and shall not be under any liability for any distribution or Participant loan made in accordance therewith.

      13.10 Voting Rights. Stock held in any Investment Fund other than the UNUM Stock Fund shall be voted by the Trustee. Each
Participant or Former Participant (or his or her surviving spouse or Beneficiary, in the event of the Participant's or Former Participant's death) shall have the right to instruct the Trustee as to the manner in which to vote shares of Employer Stock allocated to his or her Account. The Trustee shall vote all shares of Employer Stock allocated to Participants' Accounts for which no instructions are received in the same proportion as it will vote shares for which it has received instructions.

      The Trustee shall use its best efforts to timely distribute or cause to be distributed to each Participant or Former Participant (or surviving spouse or Beneficiary) the information distributed to shareholders of UNUM Corporation in connection with any shareholders' meeting, together with a request for confidential instructions on how such shares of stock shall be voted on each matter subject to a vote of the shareholders. Upon timely receipt of such instructions, the Trustee shall, on each such matter, vote as directed the appropriate number of shares of Employer Stock.

      Each Participant or Former Participant (or, in the event of his or her death, his or her surviving spouse or Beneficiary) shall have the right to instruct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to shares of Employer Stock allocated to his or her Account. The Trustee shall use its best efforts to timely distribute or cause to be distributed to each such Participant or Former Participant (or surviving spouse or Beneficiary) the information distributed to shareholders of UNUM Corporation in connection with any such tender or exchange offer, together with a request for confidential instructions for the Trustee on how to respond to such tender or exchange offer.
Upon timely receipt of such instructions, the Trustee shall respond as instructed with respect to such shares of Employer Stock. If, and to the extent that, the Trustee shall not have received timely instructions from any individual given a right to instruct the Trustee with respect to shares of Employer Stock, such individual shall be deemed to have timely instructed the Trustee not to tender or exchange such shares of Employer Stock.

      The exercise of any other incidents of ownership over Employer Stock shall be provided on a pass-through basis in a manner similar to the voting and tendering of Employer Stock allocated to Participants' Accounts.

      A Participant, Former Participant, surviving spouse or Beneficiary may instruct the Trustee, in accordance with the provisions of this Section 13.10, by any written, telephonic or electronic means that the Benefits Committee may prescribe. Any instructions received by the Trustee from Participants, Former Participants, surviving spouses or Beneficiaries pursuant to this Section 13.10 shall be held by the Trustee in strict confidence in accordance with the procedures established by the Benefits Committee pursuant to Section 13.11, except to the extent necessary to comply with Federal laws or state laws not preempted by ERISA.

      13.11  Confidentiality of Participant Decisions.  The Benefits
Committee shall establish procedures designed to safeguard the confidentiality of information relating to the purchase, holding and sale of Employer Stock, and the exercise of voting, tender and similar rights with respect thereto, by Participants, Former Participants, surviving spouses and Beneficiaries. The Benefits Committee shall be responsible for ensuring that such procedures meet the requirements of ERISA Reg. 2550.404c-1(d)(2)(ii)(E)(4)(vii). In the event that the Benefits Committee determines that a particular situation involves a potential for undue Employer influence upon Participants, Former Participants, surviving spouses and Beneficiaries within the meaning of ERISA Reg. 2550.404c-1(d)(2)(ii)(E)(4)(ix), the Benefits Committee shall promptly appoint an independent fiduciary to perform the role of the Benefits Committee and carry out activities with respect to such situation. Such independent fiduciary shall not be a person affiliated with an Employer within the meaning of ERISA Reg. 2550.404c-1(e)(3).

      13.12 Accounts. The Trustee shall furnish the Board with annual statements of account which shall, with respect to the Trust Fund and each Investment Fund, show all receipts, disbursements and other transactions since the last accounting and the investments, at cost and current fair market value, at the end of the period for which such account is rendered. To the extent permitted by law, the written approval of any account by the Board shall be final and binding, as to all matters stated therein, upon the Board and all persons who then are or thereafter become interested in the Trust.

      13.13 Compensation and Expenses of Trustee. The Trustee shall be entitled to such reasonable compensation as may from time to time be agreed upon, in writing, by the Board and shall be entitled to reimbursement for its reasonable expenses incurred in connection with the administration of the Trust Fund. The portion of the Trustee's compensation and expenses properly attributable to an Investment Fund shall be paid therefrom unless paid by the Employers. Notwithstanding the foregoing provisions of this Section to the contrary, no person serving as Trustee who receives compensation from any Employer for services rendered as an Employee shall receive compensation from the Plan, except reimbursement of expenses properly and actually incurred and not otherwise reimbursed.

      13.14 Reliance by Trustee. To the extent permitted by law, the Trustee may rely and act upon the written directions of the Board, the Benefits Committee, or any duly appointed Investment Manager, or other person authorized in writing by the Board or the Benefits
Committee and may rely upon and be protected in acting upon such directions reasonably believed by it to have been executed by a duly authorized person, so long as the Trustee acts in good faith and in accordance with the provisions of the Plan.

      13.15 Reliance by Others. No person dealing with the Trustee shall be bound to see to the application of any money or property paid or delivered to the Trustee or to inquire into the validity or propriety of any transactions, except as otherwise required by law.

      13.16 Merger or Consolidation of Trustee. If the Trustee is a bank or trust company, then any corporation into which the Trustee may merge or with which it may be consolidated shall become the Trustee hereunder without the execution or filing of any additional instrument or the performance of any further act.

      13.17  Resignation or Removal of Trustee.

             (a) Institutional Trustee. If the Trustee is a bank, trust company or other institution, the Trustee may resign at any time by delivering to the Board (or the person or persons specified by the Board) a written notice of resignation, to take effect at a date specified therein, which shall not be less than sixty (60) days after the delivery thereof, unless such notice shall be waived by the Board (or the person or persons specified by the Board). If the Trustee resigns, the Board shall appoint a successor Trustee in a written instrument, copies of which shall be delivered to the Trustee and the successor Trustee. The Trustee may be removed by the Board by delivering to the Trustee a written notice of removal to take effect at a date specified therein, which shall not be less than thirty (30) days after delivery thereof, unless such notice shall be waived by the Trustee. In the event of such removal, the Board shall appoint a successor Trustee in a written instrument, copies of which shall be delivered to the Trustee and the successor Trustee.

             In the case of the resignation or removal of the Trustee, the Trustee shall transfer all right, title and interest in the assets of the Trust Fund to the successor Trustee. Any successor Trustee shall have the same powers and duties hereunder as those conferred upon the initial Trustee.

            (b) Individual Trustees. If a committee of individuals is appointed to serve as Trustee, any such individual may resign at any time by delivering to the Board (or the person or persons specified by the Board) a written notice of resignation, to take effect at a date specified therein, which shall not be less than thirty (30) days after delivery thereof, unless such notice shall be waived by the Board (or the person or persons specified by the Board). If such individual resigns, the Board (or the person or persons specified by the Board) may appoint an individual to serve as successor Trustee. In the event the Board (or the person or persons specified by the Board) fails to appoint an individual to serve as successor Trustee, the remaining individuals serving as Trustee shall constitute the Trustee. The Board (or the person or persons specified by the Board) shall appoint a successor Trustee upon the resignation of the last individual serving as Trustee.

            An individual appointed to serve as Trustee may be removed by the Board (or the person or persons specified by the Board) by delivering to such individual a written notice of removal to take effect at a date specified therein, unless such notice shall be waived by such individual. In the event of such removal, the Board (or the person or persons specified by the Board) may appoint an individual to serve as successor Trustee. In the event the Board (or the person or persons specified by the Board) fails to appoint an individual to serve as successor Trustee, the remaining individuals serving as Trustee shall constitute the Trustee. The Board (or the person or persons specified by the Board) shall appoint a successor Trustee upon the removal of the last individual serving as Trustee.

            In the case of the resignation or removal of an individual appointed to serve as Trustee, such individual, to the extent necessary, shall transfer all right, title and interest in the assets of the Trust Fund to the individual appointed to serve as successor Trustee. Any individual appointed to serve as successor Trustee shall have the same powers and duties hereunder as those conferred upon the initial individual serving as Trustee.

      13.18 Fiscal Year of Trust. The fiscal year of the Trust shall coincide with the Plan Year.

                               ARTICLE XIV
                        Amendment and Termination

      14.1 Amendment. The Board reserves the right to amend the Plan from time to time, provided that no amendment shall, except as otherwise provided in the Plan or authorized by law, permit any part of the Trust Fund to revert to an Employer, or permit any part of the Trust Fund to be used or diverted to purposes other than the exclusive benefit of Employees, their surviving spouses or Beneficiaries.

      If the vesting schedule in effect under the Plan is amended, each Participant who has completed at least three (3) years of vesting service, may elect to have the vested percentage of such portion of his or her Account determined without regard to such amendment. The Benefits Committee shall promptly give each such Participant written notice of the adoption of any such amendment and the availability of the election to have the vested percentage of such portion of his or her Account determined without regard to such amendment. An election by a Participant shall be in writing and shall be effective if filed with the Benefits Committee at any time during the period beginning with the date such amendment is adopted and ending on the later of
(i) the date which is sixty (60) days after the day such amendment is adopted,
(ii) the date which is sixty (60) days after the day such amendment becomes effective, or (iii) the date which is sixty (60) days after the day the Participant receives written notice of such amendment. An election once made shall be irrevocable. For purposes of this Section, a "year of vesting service" shall mean a Plan Year in which the Participant is credited with five hundred and one (501) or more Hours of Service. Further, a Participant shall be considered to have completed three (3) years of vesting service if the Participant has completed three (3) years of vesting service prior to the expiration of the period in which an election could be made.

      14.2 Accounts Not to be Decreased by Amendment. No amendment shall, except to the extent permitted under Section 412(c)(8) of the Code, decrease a Participant's Account balance or, except to the extent permitted by regulations, eliminate an optional form of benefit. In addition, no amendment shall have the effect of decreasing a Participant's vested interest determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective.

      14.3 Termination. The Board may terminate the Plan at any time in its entirety or with respect to any Employer by written notice delivered to the Trustee. The Plan shall terminate with respect to any Employer on the earliest of the following dates:

            (a) The date the Employer is judicially declared bankrupt or insolvent;

            (b) The date the Employer permanently discontinues contributions under the Plan;

            (c) The date the Employer is merged or consolidated with another corporation and the Employer is not the surviving corporation or substantially all its assets are sold, unless the surviving or purchasing corporation continues the Plan with the consent of the Board; or

            (d)  The date the Employer withdraws from the Plan.

      If an Employer permanently discontinues contributions or the Plan is otherwise completely or partially terminated for any other reason, each affected Participant shall have a fully vested and nonforfeitable interest in his or her Account and the Trustee shall make distributions in such manner and at such time as directed by the Benefits Committee in accordance with the terms of the Plan. Notwithstanding any provision of the Plan to the contrary, distribution of a Participant's Account shall be made without the Participant's or Former Participant's consent following termination of the Plan, unless applicable regulations require that the Account of a Participant who does not consent to a distribution be transferred to another qualified plan maintained by his or her Employer.

      14.5 Notice of Amendment or Termination. In the case of an application for an advance determination as to whether a Plan amendment or termination affects the continuing qualification of the Plan, the Benefits Committee shall furnish each interested party (as defined by the regulations prescribed under Section 7476(b)(1) of the Code) with written notice, in the form and manner, and at such time as prescribed by such regulations, of the adoption of any amendment or Plan termination.


                                 ARTICLE XV
     Nonalienability of Benefits; Qualified Domestic Relations Orders

      15.1 Nonalienability of Benefits. Except as expressly provided below, the benefits provided under the Plan shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected will not be recognized.

      15.2 Qualified Domestic Relations Orders. The provisions of the immediately preceding Section shall apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, except that said immediately preceding Section shall not apply if the order is determined to be a qualified domestic relations order.

      15.3 Notice. Upon the receipt of any domestic relations order by the Plan, the Benefits Committee shall promptly notify, in writing, the Participant and any alternate payee named in the domestic relations order (at the address included in the domestic relations order) of the receipt of such order and the Plan's procedures for determining the qualified status of such domestic relations order.

      15.4 Representative. Any alternate payee named in a domestic relations order received by the Plan shall have the right to designate, by notice in writing to the Benefits Committee, a representative for the receipt of copies of notices that are sent to the alternate payee with respect to such domestic relations order.

      15.5  Separate Account.

            (a) During any period in which the issue of whether a domestic relations order is a qualified domestic relations order is being determined (by the Benefits Committee, by a court of competent jurisdiction, or otherwise), the Benefits Committee shall direct the Trustee to segregate in a separate interest-bearing account in the Trust or in an interest-bearing escrow account, the amounts, if any, which would have been payable to any alternate payee during such period if the order had been determined to be a qualified domestic relations order.

            (b) In the event an alternate payee does not receive an immediate distribution pursuant to a domestic relations order which is determined by the Benefits Committee or by a court of competent jurisdiction to be a qualified domestic relations order, the Benefits Committee shall direct the Trustee to establish a separate account in the Plan in the name of the alternate payee as soon as practicable following such determination. An alternate payee shall have the same rights and protections as a Participant with respect to such account and shall be entitled to receive distribution of such account in accordance with Section 9.14.

      15.6  Determination by Benefits Committee.

            (a) Within ninety (90) days after receipt of a domestic relations order, the Benefits Committee shall determine whether such order is a qualified domestic relations order and shall notify, in writing, the Participant and each alternate payee named in such order of such determination.

            (b) If the Benefits Committee shall determine that the domestic relations order is a qualified domestic relations order and such order provides that the benefits required to be paid thereunder are immediately distributable, the Benefits Committee shall direct the Trustee to pay to each alternate payee named in such order, the benefits required to be paid thereunder, including any amounts segregated in a separate account or escrow account in accordance with subsection (a) of
      Section 15.5 (plus any interest thereon). If the Benefits Committee shall determine that the domestic relations order is a qualified domestic relations order and such order does not provide that the benefits required to be paid thereunder are immediately distributable, the Benefits Committee shall direct the Trustee to establish a separate account in accordance with Section 15.5(b).

            (c) If the Benefits Committee shall determine that the domestic relations order is not a qualified domestic relations order, the notice required by the first paragraph of this Section shall include a statement of the specific reason or reasons for the Benefits Committee's determination and the Benefits Committee shall direct the Trustee to continue to segregate, in a separate account or escrow account, during the eighteen (18) month period beginning with the date on which the first payment would be required to be made under such domestic relations order, any amounts which would have been payable to any alternate payee during such eighteen (18) month period if the order had been determined to be a qualified domestic relations order, unless such order shall sooner be determined, by the Benefits Committee or a court of competent jurisdiction, to be a qualified domestic relations order, in which event the Benefits Committee shall direct the Trustee to make payment of any such segregated amount to each alternate payee named in the order in accordance with subsection (b) above. If neither the Benefits Committee nor a court of competent jurisdiction shall determine within said period of eighteen (18) months that such domestic relations order is a qualified domestic relations order; then, upon expiration of said period, the Benefits Committee shall direct the Trustee to pay any such segregated amount (plus any interest thereon) to the person or persons who would have been entitled to such amounts if there had been no order.

      15.7 Definitions. As used in this Article, the following terms shall have the meanings hereinafter set forth:

            (a) "Alternate payee" shall mean any spouse, former spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

            (b) "Domestic relations order" shall mean any judgment, decree or order (including approval of property settlement agreement) which relates to the provisions of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Participant, and is made pursuant to a state domestic relations law (including a community property law).

            (c)  "Earliest retirement age" shall mean the earlier of:

                  (i) the date on which the Participant is entitled to a distribution under the Plan, or

                  (ii) the later of the date the Participant attains age fifty (50), or the earliest date on which the Participant could begin receiving payments under the Plan if he or she separated from service.

            (d) "Qualified domestic relations order" shall mean a domestic relations order which:

                 (i) creates or recognizes the existence of an alternate payee's right to, or assigns to an alternate payee the right to, receive all or a portion of the benefits payable with respect to a Participant under the Plan; and

                 (ii)   clearly specifies:

                        (aa)  the name and the last known mailing
                  address (if any) of the Participant and the name and mailing address of each alternate payee covered by the order;

                        (bb)  the amount or percentage of the
                  Participant's benefits to be paid by the Plan to each such alternate payee, or the manner in which such amount or percentage is to be determined;

                        (cc) the number of payments or period to which such order applies; and

                        (dd)  each plan to which such order applies; and

                  (iii)  does not require the Plan to:

                        (aa) provide any type or form of benefits, or any option, not otherwise provided under the Plan;

                        (bb) provide increased benefits (determined on the basis of actuarial value); or

                        (cc) pay benefits to an alternate payee which are to be paid to another alternate payee under another order previously determined to be a qualified domestic relations order.

      In the case of any payment to an alternate payee before a Participant has separated from service, a domestic relations order shall not be treated as failing to meet the requirements of clause (aa) of subparagraph (iii) solely because such order requires that payment of benefits be made to an alternate payee:

                 (iv) on or after the date on which the Participant attains (or would have attained) the earliest retirement age;

                 (v) as if the Participant has retired on the date on which such payment is to begin under such order; and

                 (vi) in any form in which such benefits may be paid under the Plan to the Participant (other than in the form of a joint and survivor annuity with respect to the alternate payee and his or her subsequent spouse).


                                   ARTICLES XVI
                                      Mergers

      16.1 Merger or Consolidation of Plan. In case of any merger or consolidation of the Plan with, or transfer of assets and liabilities of the Plan to, any other plan qualified under Section 401(a) and
Section 501(a) of the Code, provision must be made so that each Participant would, if the Plan then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.

      16.2 Merger with First UNUM Employees Savings and Investment Plan and Trust. Effective December 31, 1988, the Plan shall be merged with the First UNUM Employees Savings and Investment Plan and Trust, (the "Prior Plan"). Pursuant to such merger, the following provisions shall be applicable:

            (a) All company contributions accounts, participant accounts, outstanding forfeitures, and loans under the Prior Plan shall be transferred to the Plan;

            (b) All of the Prior Plan's assets shall be transferred to the Plan;

            (c) All of the Prior Plan's benefit obligations shall be transferred to the Plan and become the responsibility of the Plan;

            (d) After December 31, 1988, the rights of participants and beneficiaries of participants under the Prior Plan shall be determined strictly in accordance with the terms of the Plan;

            (e) On the merger date, the vested interest in the Plan of each Participant whose Account is transferred from the Prior Plan shall be no less than his vested company contributions account and his participant contributions account under the Prior Plan on the date preceding the merger;

            (f) The Trustee shall accept the Prior Plan's assets when transferred and shall have all the rights, duties, powers and responsibilities with respect to such assets as prescribed under Article XIII of the Plan; and

            (g) Pursuant to Article XIII of the Plan, each Participant who has an account transferred from the Prior Plan shall make an investment election with respect to such Transfer Account which shall be applicable as of the transfer date.

      16.3 Merger with Preferred Benefits Corporation Profit Sharing and 401(k) Plan. Effective December 1, 1989, the Plan shall be merged with the profit sharing and 401(k) plan of Preferred Benefits Corporation (the "Prior Plan"). The provisions of this Section shall be applicable to such merger and shall supersede any conflicting provisions of this Plan.

            (a) The following terms, when used in this Article, shall have the meanings as hereinafter set forth, unless the context clearly indicates otherwise:

                 (i) With respect to any Participant who is an Employee of Preferred Benefits Corporation, "Account" shall mean on any date of determination the value of such Participant's share of the Trust Fund.

                      (aa) "Salary Deferral Account" shall mean the portion of the Participant's Account derived from company contributions under subsection (c).

                      (bb) "Rollover Account" shall mean the portion of the Participant's Account from amounts transferred to the Trust Fund under subsection (c).

                      (cc) "Employer Contribution Account" shall mean the portion of the Participant's Account derived from company contributions under subsection (c).

                      (dd) "Prior Plan Account" shall mean the portion of the Participant's Account derived from contributions made by the Participant prior to January 1, 1985.

                 (ii) With respect to a Participant who is an Employee of Preferred Benefits Corporation, "Break in Service" shall mean a Period of Severance of five (5) years or more.

                 (iii)  "Compensation" for Employees of Preferred
            Benefits Corporation shall mean the total cash remuneration for services paid to an Employee by the Employer in a Plan Year plus any amounts allocated to an Employee's Salary Deferral Account in accordance with his or her election authorizing that amounts be withheld from his or her remuneration and be credited thereto.

                 (iv) "Employee" shall mean any individual employed by Preferred Benefits Corporation, excluding Leased Employees, independent contractors, any director of an Employer who is not an officer, any individual compensated exclusively on a commission basis, and, effective January 1, 1990, any individual who is considered an employee under the terms of the Deferred Profit Sharing Plan and the Registered Retirement Savings Plan sponsored by UNUM Life Insurance Company for the majority of its Canadian resident citizen employees.

                 (v) Notwithstanding Section 1.21 to the contrary, "Employer" shall mean Preferred Benefits Corporation.

                 (vi) Notwithstanding Section 1.32 to the contrary, with respect to Employees of Preferred Benefits Corporation, "Hour of Service" shall mean each hour --

                        (aa)  for which an Employee is directly or
                  indirectly paid, or entitled to payment, by the Employer (within the meaning of Section 414(b), (c), (m) and (o) of the Code) for the performance of duties; or

                        (bb)  for which back pay, irrespective of
                  mitigation of damages, has been either awarded or agreed to by the Employer (within such meaning).

            Such hours shall be credited to the Employee for the period or periods in which the duties were performed or to which the award or agreement pertains, irrespective of when payment is made.

                  (vii) "Investment Category" shall mean with respect to any Participant who is an Employee of Preferred Benefits Corporation any separate investment fund which is made available under the terms of the Plan. With respect to Participants who are Employees of Preferred Benefits Corporation, all Investment Categories shall be part of the Trust Fund.

                  (viii)  "Participant" shall mean an Employee of
            Preferred Benefits Corporation who elects to participate in the Plan in accordance with subsection (c), and "Eligible Employee" shall mean an Employee of Preferred Benefits Corporation who is eligible to participate in the Plan as provided in subsection (b).

                  (ix) "Period of Service" shall mean with respect to an Employee of Preferred Benefits Corporation the period of time commencing on the date on which such Employee first is credited with an Hour of Service or, if applicable, the first date following a Period of Severance on which an Employee is credited with an Hour of Service, and ending on the next following Severance Date. Notwithstanding the foregoing, for purposes of eligibility to participate under subsection (b) and calculation of nonforfeitable rights under Section 9.4, a period of Severance of less than one year shall be included in a Period of Service.

                   (x) "Period of Severance" shall mean with respect to an Employee of Preferred Benefits Corporation the period of time commencing on such Employee's Severance Date and ending on the date on which such Employee first again is credited with an Hour of Service.

                   (xi) "Benefits Committee" shall mean the Administrative Committee appointed by the Board of Directors of Preferred Benefits Corporation.

                   (xii) "Prior Plan" shall mean with respect to Employees of Preferred Benefits Corporation the Thomas Knox Associates, Incorporated Profit-Sharing Plan, as amended and restated effective October 1, 1982, and the predecessors thereto. With respect to such Employees, this Plan is a continuation of the Prior Plan.

                   (xiii) "Service" shall mean with respect to an Employee of Preferred Benefits Corporation the sum of such Employee's Periods of Service. Service is measured in completed years and days, where three hundred sixty-five (365) days of service equal one year of service.

                   (xiv) "Severance Date" shall mean with respect to an Employee of Preferred Benefits Corporation the earlier of:

                          (aa) the date such Employee quits, is discharged, retires or dies; or

                          (bb)  the first anniversary of the date such
                  Employee is absent from the employ of the Employer (within the meaning of Section 414(b), (c), (m) and (o) of the Code) for any reason other than an approved leave of absence granted in writing by the Employer according to a uniform rule applied without discrimination, provided the Employee returns to the employ of the Employer (within such meaning) upon completion of the leave. Notwithstanding the foregoing, an Employee who terminates Service to enter the military service of the United States shall not suffer a Severance Date as of such date, provided:

                                  (I)  such Employee's rights are protected
                           by federal law; and

                                  (II)  such Employee returns to employment
                           with the Employer (within such meaning) within the period required by law for preservation of his or her rights.

                  Under such circumstances, an Employee shall receive credit for Service for his or her entire period of absence. If the Employer does not return to Service within the time prescribed by law, then the date he or she terminated employment shall be his or her Severance Date.

                           In addition, for purposes of subsection (a)(ii)
                  above, an Employee shall not suffer a Severance Date for any Plan Year or the immediately following Plan Year during which such Employee is absent from work --

                                  (I)  by reason of the Employee's pregnancy;

                                  (II)  by reason of the birth of the
                           Employee's child;

                                  (III)  by reason of the placement of a child
                           with such Employee in connection with the adoption of such child by the Employee; or

                                  (IV)  for purposes of caring for a child for
                           a period beginning immediately following birth or placement.

                   (xvi) "Valuation Date" shall mean with respect to Employees of Preferred Benefits Corporation, the last business day of the Plan Year and the last business day of the sixth (6th) month in the Plan Year; and if the Trust Fund or any Investment Category is invested in a manner which permits daily valuation of the portion of a Participant's Account held therein without incremental cost or the Benefits Committee otherwise directs, the date of liquidation of a Participant's investment therein for distribution or reinvestment shall also be a Valuation Date.

            (b)  Plan Participation - Preferred Benefits Corporation.

                 (i) Initial Eligibility. Each Employee who was a participant in the Preferred Benefits Corporation Employee Retirement Savings Plan on November 30, 1989, shall be eligible to participate under this Plan on December 1, 1989. Each and every other Employee of Preferred Benefits Corporation not excluded under subsection (b)(ii) below shall be eligible to participate in the Plan on the earlier of the January 1 or July 1 next following the date such Employee completes six (6) months of service, provided he or she is then employed by the Employer.

                 (ii) Ineligible Employees. No Employee whose terms and conditions of employment are determined by a collective bargaining agreement between Employee representatives and Preferred Benefits Corporation shall be eligible or qualify for participation unless such collective bargaining agreement provides to the contrary, in which case such Employee shall be eligible or shall qualify for participation upon compliance with such provisions for eligibility or participation as such agreement shall provide; except that no Employee who has selected, or in the future selects, a union shall become ineligible during the period between his or her selection of the union and the execution of the first collective bargaining agreement which covers him or her.

                 (iii) An Employee who satisfies all the requirements for eligibility under subsection (b)(i) above and is not excluded under subsection (b)(ii) above shall become a Participant on the earlier of:

                        (aa) the January 1 or July 1 following his or her timely election authorizing amounts to be withheld from his or her compensation and be credited to his or her Salary Deferral Account; or

                        (bb) the January 1 or July 1 on which he or she first became eligible to share in Employer matching contributions for the Plan Year in which such January 1 or July 1 occurs.

                  (iv) Termination and Requalification. An Employee who has satisfied the applicable requirements of subsection (b)(i) and who subsequently suffers a Severance Date or who is transferred to an ineligible classification under subsection (b)(ii) shall requalify for participation on the date on which he or she is next credited with an Hour of Service in an eligible job classification.

                  (v) Termination of Participation. An Employee who becomes a Participant shall remain a Participant as long as he or she has an Account held under the Plan.

            (c)  Contributions - Preferred Benefits Corporation

                 (i) Salary Deferral Contributions. Each Employee who becomes eligible to participate may elect that his or her Employer contribute on his or her behalf any whole percentage of such Employee's Compensation, as the Employee shall elect, subject to the following rules:

                      (aa) Amount. The amount of contribution which may be specified shall be determined by the Benefits Committee and may be changed from time to time, but for the first Plan Year and for each subsequent Plan Year prior to the beginning of which the Benefits Committee does not announce a different maximum or minimum, a Participant may specify any amount equal to any whole percentage of his or her Compensation, not to exceed eighteen percent (18%) thereof and not less than two percent (2%) thereof.

                          (bb)  Change.  A Participant may change the
                  specified percentage from time to time by making a revised election; the frequency with which such changes are allowed shall be specified in rules established by the Benefits Committee, which rules shall permit a change no less often than annually.

                          (cc) Suspension. A Participant may suspend his or her election at any time.

                          (dd) Salary Reduction. A Participant's pay for a Plan Year shall be reduced by the amount of the contribution that he or she elects for such Plan Year.

                          (ee) Election. All elections shall be made at the time, in the manner and subject to the conditions specified by the Benefits Committee, which shall prescribe uniform and nondiscriminatory rules for elections. For purposes of the Code, contributions under this subsection shall be deemed to be made by the Participant's Employer from its current net earnings or retained net earnings. The Employer shall pay over to the Trust Fund all contributions made under this subsection with respect to a Plan Year no later than the earlier of:

                                  (I)  thirty (30) days after the last day of
                          such Plan Year; or

                                  (II)  the date required under applicable
                          regulations.

                  Contributions made by the Employer under this subsection shall be allocated to the Salary Deferral Accounts of the Participants from whose Compensation the contributions were withheld in an amount equal to the amount withheld.

                  (ii) Salary Deferral Contribution Limitation. Notwithstanding subsection (c)(i) above, the Benefits Committee may limit the maximum amount of Salary Deferral Contributions for all Participants or any class of Participants to the extent it determines that such limitation is necessary to keep the Plan in compliance with applicable rules for tax qualification and income deferral under Sections 401(a), (k) and (m) of the Code. The Benefits Committee shall establish such limitation in accordance with the applicable provisions of Articles III and V of the Plan.

                  (iii) Employer Matching Contributions. The Employer shall, out of current or accumulated net earnings, contribute to the Trust Fund fifty percent (50%) of the first two percent (2%) of the amount contributed with respect to a Participant under subsection (c)(i) above and twenty percent (20%) of the next four percent (4%) of the amount contributed with respect to a Participant under such subsection. Such matching contributions shall only be made on account of Participants who are employed by the Employer on the last business day of the Plan Year. The Employer shall pay over to the Trustee all contributions under this section no later than the due date, including extensions, for filing the Employer's federal income tax return for the taxable year coincident with or within which the Plan Year with respect to which such contributions are to be made ended. Such contributions shall be allocated to the Employer Contribution Accounts of the Participants with respect to whom they are made.

                  (iv) Prior Plan Account. A Participant's Prior Plan Account, as adjusted for investment gain or loss and income and expenses, shall at all times be nonforfeitable. No additional contributions may be made to a Participant's Prior Plan Account.

                  (v) "Fail Safe" Contributions. The Employer may made a special contribution to be allocated among all Employees who were eligible to participate in the Plan during the Plan Year and who are not Highly Compensated Employees in proportion to their compensation. The amount of the contribution shall not exceed the amount, determined by the Benefits Committee necessary to satisfy the discrimination standards under Section 401(k) or (m) of the Code. Any such contributions shall be treated as an addition to the Participant's Salary Deferral Account or Employer Contribution Account, as the case may be, and shall be subject to all applicable substantive and administrative provisions of the Plan pertaining thereto.

            (d) Notwithstanding the foregoing provisions of Article XIII, the following provisions shall apply with respect to Participants who are employed by Preferred Benefits Corporation:

                 (i) Investment Control. The management and control of the assets of the Plan shall be vested in the Trustee; provided, however, the board of directors of Preferred Benefits Corporation, or the Trustee, may appoint one or more Investment Managers to manage, acquire or dispose of any assets of the Plan and the Benefits Committee may instruct the Trustee to establish Investment Categories for selection by the Participants in accordance with the Plan, in which case the Benefits Committee may at any time add to or delete from the Investment Categories.

                  (ii) Participant Elections. If Investment Categories are established, then in accordance with uniform rules of general application established by the Benefits Committee, each Participant shall have the right to designate the Investment Category or Categories in which the Trustee is to invest the subaccounts which constitute such Participant's Account. Such rules may permit each Participant to specify separate investments for any or all of his or her subaccounts or require that all of the Participant's subaccounts be invested in a uniform manner. With respect to new contributions, a Participant may elect to have flat dollar amounts invested under the following subsection (iii) and the remainder allocated among the Investment Categories in multiples of twenty-five percent (25%) of the amount of such remainder. A Participant may elect to transfer amounts among any of the Investment Categories. Such elections shall be made at such time, in such manner and in such form as the Benefits Committee may prescribe through uniform and nondiscriminatory rules. The minimum amount transferable out of any one Investment Category shall be twenty-five percent (25%) of the value of that Participant's Account or, if less, the entire amount invested under such option. Any designation or change in designation of Investment Category shall be made in writing on forms provided by and submitted to the Benefits Committee. Unless the Benefits Committee provides otherwise, such change in designation shall be effective as soon after the Valuation Date after which it is received by the Benefits Committee as is administratively feasible. Any election of Investment Category by any Participant shall, on its effective date, cancel any prior election. The Benefits Committee may limit the right of a Participant to:

                        (aa) increase or decrease the contributions to a particular Investment Category,

                        (bb) transfer amounts to or from a particular Investment Category, or

                        (cc) transfer amounts among particular Investment Categories,

            if it determines that any such limitation is necessary or desirable to establish or maintain an Investment Category. The Benefits Committee may promulgate separate accounting and administrative rules to facilitate the establishment or maintenance of an Investment Category.

                  (iii)  Life Insurance Investment Category.  If the
            Benefits Committee authorizes an Investment Category limited to life insurance, it may permit a Participant to direct that a portion of amounts allocable to his or her Salary Deferral Account be invested in life insurance in accordance with the following rules:

                         (aa) Policies. A Participant may elect to invest his Salary Deferral Account in individual or group insurance policies covering the Participant, or his or her spouse or children, and in individual group annuity contracts issued by one or more insurance companies. If individual policies are purchased for a Participant's Salary Deferral Account, such purchases may be made only with the Participant's consent. Individual policies shall be considered a separate Investment Category of the Participant's Salary Deferral

                  Account and premiums on such policies shall be charged to such Salary Deferral Account. A Participant may not borrow amounts from insurers issuing such policies or use such policies as security for a loan; however, the Trustee, with the consent of the Benefits Committee, may borrow against the policies to fund loans under Section 9.6 hereof.

                         (bb) Distribution. When a Participant's Salary Deferral Account is distributed, the Benefits Committee shall direct the Trustee to convert into cash the entire value of any individual policies or contracts purchased for a Participant's Salary Deferral Account and to credit such amount to the Participant's Salary Deferral Account. Alternatively, the Trustee, at the election of the Participant, may distribute any or all of such policies or contracts in tact to the Participant.

                          (cc) Beneficiary of Policy on Participant. The Trustee shall be the beneficiary of any insurance policy on the Participant's life. The proceeds ultimately shall be distributed to the beneficiary determined under Section 9.3 hereof.

                          (dd)  Beneficiary of Policy on Spouse or Child.
                  To the extent that a Participant's Salary Deferral Account is invested in a life insurance policy on the life of the Participant's spouse or children, the beneficiary under such a policy shall be the Participant, to the extent of the excess of the proceeds over the cash value, if any, at the time of the death of the insured, and the beneficiary of the balance of the proceeds shall be the Participant's Salary Deferral Account.

                          (ee) Limitation. Not more than forty-nine and ninety-nine hundredths percent (49.99%) of the aggregate amount of contributions made on behalf of any Participant may be invested in ordinary life insurance contracts on the life of such Participant or his or her spouse or children.
                  Not more than twenty-four and ninety-nine hundredths percent (24.99%) of the aggregate amount of contributions on behalf of any Participant may be invested in term life insurance contracts on the life of such Participant or his or her spouse or children. If both ordinary and term life insurance contracts are purchased on the life of a Participant or his or her spouse or children, the sum of the annual term life insurance plus one-half (1/2) of the ordinary life insurance premium may not exceed twenty-four and ninety-nine hundredths percent (24.99%) of the contributions made on behalf of such Participant for the Plan Year in question.

                          (ff) Policy Dividends. Any dividends that become payable on any contracts shall be used to provide additional benefits for the Participant or shall be credited to the Participant's Salary Deferral Account.

                  (iv) No Participant Election. If Investment Categories are made available and a Participant does not make a written election of Investment Category, then the Benefits Committee shall direct the Trustee to invest the account of such Participant in the Investment Category in which, in the opinion of the Benefits Committee, protects principal.

                  (v) Facilitation. Notwithstanding any instruction from any Participant for investment of funds in an Investment Category, as provided for herein, the Trustee shall have the right to hold uninvested or invested in a short-term investment fund any amounts intended for investment or reinvestment until such time as investments may be made in accordance with the Plan and Trust.

                   (vi) Valuations. The Trust Fund and each Investment Category shall be valued by the Trustee at fair market value as of each Valuation Date.

                   (vii) Allocation of Gain or Loss. Any increase or decrease in the market value of each Investment Category of the Trust Fund since the preceding Valuation Date and all income earned, expenses incurred and realized profits and losses, shall be determined in accordance with accounting methods uniformly and consistently applied and shall be added to or deducted from the account of each Participant based on the amount of a Participant's Account in such Investment Category at the prior Valuation Date in accordance with nondiscriminatory procedures and rules adopted by the Benefits Committee. Before reallocation, the accounts of the Participants shall be reduced by any payments made therefrom in the period. At the Benefits Committee's discretion, uniformly applied, administrative expenses directly connected or associated with a particular Participant's Account may be charged to the Account. Notwithstanding the foregoing, allocations shall not be required to the extent the Trust Fund, or any Investment Category thereof, is administered in a manner which permits separate valuation of each Participant's interest therein without separate incremental costs to the Plan or the Benefits Committee otherwise provides for separate valuation.

                   (viii) Provisions Optional. Nothing herein shall require the Benefits Committee to establish Investment Categories. If no Investment Categories are established, the Trust Fund shall be administered as a unit.

            (e)  Vesting on Termination of Employment - Preferred
      Benefits Corporation. The following provisions shall apply to Participants who are Employees of Preferred Benefits Corporation:

                 (i)    Termination of Employment Benefit.

                              (aa)  Valuation.  In the event a Participant
                        terminates employment with the Employer other than by reason of retirement on or after his or her Normal Retirement Date, Disability or death, the Participant shall be entitled to receive a benefit equal to one hundred percent (100%) of his Salary Deferral Account,

                        Prior Plan Account and Rollover Account, and the nonforfeitable portion (as determined under the vesting schedule at subsection (bb) below) of his or her Employer Contribution Account on the Valuation Date coincident with or last preceding distribution.

                               (bb)  Vesting Schedule.  The
                        nonforfeitable portion of a Participant's Employer Contribution Account is as follows:

                        Years of Service            Nonforfeitable Percentage

                        Less than 1 year                        0%
                        1 year but less than 2 years           25%
                        2 years but less than 3 years          50%
                        3 years but less than 4 years          75%
                        4 year or more                        100%

                               (cc)  Crediting Service.  For purposes of
                        subsection (bb) above, a Participant shall receive credit for all Periods of Service after January 1, 1985.

                                     (I)  Complete Loss.  If a Participant
                              who has no nonforfeitable rights under
                              subsection (bb) has a Break in Service, then
                              Periods of Service after such Break in Service shall not be taken into account for purposes of determining the nonforfeitable percentage of the Participant's Employer Contribution Account which accrued prior thereto. In all other cases, Periods of Service shall be aggregated for purposes of subsection (bb).

                                     (II)  Partial Loss.  If a Participant
                              who has nonforfeitable rights under subsection
                              (bb) has a Break in Service, then Periods of Service after such Break in Service shall not be taken into account for purposes of determining the nonforfeitable percentage of the Participant's Employer Contribution Account which accrued prior thereto.

                                     (III)  Cashouts.  If distribution is
                              made to a Participant on account of termination of employment prior to the date on which the Participant has a Break in Service and the Participant returns to employment covered by the Plan, the Participant's Account shall subsequently be determined without regard to the portion thereof derived from predistribution employment provided the Participant (1) received distribution of the entire present value of the nonforfeitable portion of his or her account at the time of distribution, (2) the amount of the distribution did not exceed Three Thousand Five Hundred Dollars ($3,500) or the Participant voluntarily elected to receive the distribution, and (3) the Participant upon return to employment covered by the Plan does not repay the full amount of the distribution before the earlier of suffering a Break in Service or two
                              (2) years after he or she is next again credited with an Hour of Service. If timely repayment is made, the Participant's Account shall equal the sum of the repayment and the forfeitable portion of the Participant's Account on the date of distribution, unadjusted by gains or losses subsequent to the distribution. Restoration required due to Trust Fund losses shall be made, to the extent necessary, first from forfeitures in the Plan Year of repayment, and second from contributions which, for this purpose, may be made without regard to current or accumulated earnings.

                   (ii) Recognition of Forfeitures. The nonvested portion of the Employer Contribution Account of a Participant who receives a distribution described in subsection (cc)(III) shall be forfeited on the date of distribution, subject to the right to restoration hereunder. The nonvested portion of the Employer Contribution Account of any other Participant shall be forfeited on the day the Participant suffers a Break in Service.
            Forfeitures shall first decrease required contributions, if any, and then increase discretionary contributions, if any.

            (f) Inasmuch as the vesting schedule set forth in Article X meets the requirements of Section 416(b) of the Code, such schedule will continue to apply if the Plan becomes Top Heavy.

            (g)  ERISA Reporting and Disclosure by Benefits Committee.
      The Benefits Committee shall file all reports and distribute to Participants and Beneficiaries reports and other information required under ERISA and the Code.

            (h) Benefits Committee. The Preferred Benefits Corporation, through its board of directors, shall designate a committee which shall have the authority to control and manage the operation and administration of the Plan with respect to Employees of Preferred Benefits Corporation. The Benefits Committee shall act by majority vote. The Benefits Committee may:

                 (i) delegate all or a portion of the responsibility of controlling and managing the operation and administration of the Plan to one or more persons; and

                 (ii) appoint agents, investment advisers, counsel or other representatives to render advice with regard to any of its responsibilities under the Plan.

      The board of directors of Preferred Benefits Corporation may remove, with or without cause, the Benefits Committee or any Benefits Committee member. The Benefits Committee may remove, with or without cause, any delegate or adviser designated by it.

           (i) Multiple Capacities. Any person may serve in more than one fiduciary capacity.

           (j) Powers. The responsibility and complete discretionary authority to control and manage the operation and administration of the Plan shall include, but shall not be limited to, the performance of the following acts:

                 (i)  the filing of all reports required of the Plan;

                 (ii) distribution to Participants and Beneficiaries of all reports and other information required of the Plan;

                 (iii)  the keeping of complete records of the
            administration of the Plan;

                 (iv) the promulgation of rules and regulations for the administration of the Plan consistent with the terms and provisions of the Plan; and

                 (v) the interpretation of the Plan including the determination of any questions of fact arising under the Plan and the making of all decisions required by the Plan.

            The Benefits Committee's interpretation of the Plan and all actions and decisions taken in good faith by the Benefits Committee based on its interpretation shall be final and conclusive. The Benefits Committee may correct any defect, or supply any omission, or reconcile any inconsistency in the Plan in such manner and to such extent as shall be expedient to carry the Plan into effect and shall be the sole judge of such expediency.

            (k) Allocation of Fiduciary Responsibility. The board of directors of Preferred Benefits Corporation, the Benefits Committee, the Trustee and the Investment Manager (if any) possess certain specified powers, duties, responsibilities and obligations under the Plan and Trust. It is intended under this Plan and the Trust that each be responsible solely for the proper exercise of its own functions and that each not be responsible for any act or failure to act of another, unless otherwise responsible as a breach of its fiduciary duty or for breach of duty of another fiduciary under ERISA's rules of co-fiduciary responsibility. In general:

                 (i) the board of directors of Preferred Benefits Corporation is responsible for appointing and removing the Benefits Committee;

                 (ii) the Benefits Committee is responsible for administering the Plan, for adopting such rules and regulations as are necessary or advisable to implement and administer the Plan and to transact its business, for providing a procedure for carrying out a funding policy and method consistent with the objectives of the Plan and the requirements of Title I of ERISA and the Code, and for discharging the statutory duties of a plan administrator under ERISA and the Code;

                 (iii) the Trustee and the Investment Manager are responsible for the management and control of the respective portions of the Trust Fund over which they have control to the extent provided in the Trust; and

                 (iv) the Fiduciary appointing an Investment Manager is responsible for the appointment and retention of the Investment Manager.

            (l) Fiduciary Compensation. A Benefits Committee member, delegate or adviser who already receives full-time pay from the Employer shall serve without compensation for his or her services as such, but he or she shall be reimbursed pursuant to subsection (m) below for any reasonable expenses incurred by him or her in the administration of the Plan. A Benefits Committee member, delegate or adviser who is not already receiving full-time pay from the Employer may be paid such reasonable compensation as shall be agreed upon.

            (m) Plan Expenses. All expenses of administration of the Plan may be paid by the Employer. If the Employer does not pay such expenses, then they shall be paid out of the Trust Fund.

            (n) Fiduciary Insurance. If the Benefits Committee so directs, the Plan shall purchase insurance to cover the Plan from liability or loss occurring by reason of the act or omission of a Plan fiduciary, provided such insurance permits recourse by the insurer against the fiduciary in the case of a breach of duty by such fiduciary.

            (o) Indemnification. The Employer shall indemnify and hold harmless to the maximum extent permitted by its bylaws each Plan fiduciary who is an Employee or who is an officer or director of the Employer from any claim, damage, loss or expense, including litigation expenses and attorneys' fees, resulting from such persons's service as a fiduciary of the Plan, provided the claim, damage, loss or expense does not result from the fiduciary's gross negligence or intentional misconduct.

      16.4 Thomas L. Jacobs and Associates, Inc. Merger Provisions. Effective January 1, 1993, the Plan shall be merged with the Thomas L. Jacobs & Associates, Inc. profit sharing plan (the "Prior Plan"). Pursuant to such merger the following provisions shall be applicable.

             (a) All company contributions accounts, participant accounts, outstanding forfeitures, and loans under the Prior Plan shall be transferred to the Plan;

             (b) All of the Prior Plan's assets shall be transferred to the Plan;

             (c) All of the Prior Plan's benefit obligations shall be transferred to the Plan and become the responsibility of the Plan;

             (d) After December 31, 1988, the rights of participants and beneficiaries of participants under the Prior Plan shall be determined strictly in accordance with the terms of the Plan;

             (e) On the merger date, the vested interest in the Plan of each Participant whose Account is transferred from the Prior Plan shall be no less than his vested company contributions account and his participant contributions account under the Prior Plan on the date preceding the merger;

             (f) The Trustee shall accept the Prior Plan's assets when transferred and shall have all the rights, duties, powers and responsibilities with respect to such assets as prescribed under Article XIII of the Plan; and

             (g) Pursuant to Article XIII of the Plan, each Participant who has an account transferred from the Prior Plan shall make an investment election with respect to such Transfer Account which shall be applicable as of the transfer date.



                                 ARTICLE XVIII
                                 Miscellaneous

      17.1  Fiduciary Responsibility.

            (a) Allocation of Responsibility. All fiduciaries with respect to the Plan and Trust shall be required to meet the prudence, diversification and other fiduciary responsibilities of applicable law to the extent such requirements and responsibilities apply to them, provided each fiduciary shall be responsible for carrying out only the requirements, responsibilities and duties placed upon such fiduciary by provisions of the Plan. In particular:

                 (i) An Investment Manager shall have full investment responsibility with respect to the assets of the Trust for which it has the power of investment direction and except as otherwise provided by law, the other fiduciaries including, but not limited to, the Trustee, the Board and the Employer, shall have no duty or responsibility with respect to the investment of such assets as long as they are subject to the investment direction of such Investment Manager;

                 (ii)  The Trustee shall have full investment
            responsibility with respect to the assets of the Trust which are not invested pursuant to the direction of the Employer and are not subject to the investment direction of an Investment Manager and, except as otherwise provided by law, the other fiduciaries including, but not limited to, the Board and the Employer, shall have no duty or responsibility with respect to the investment of such assets to the extent that such assets are not invested pursuant to the direction of such fiduciaries;

                 (iii) The Trustee shall have no duty or responsibility with respect to investment of assets of the Trust so long as they are invested at the direction of the Employer or a duly appointed Investment Manager;

                 (iv) The Benefits Committee shall have no duty or responsibility with respect to the investment of the assets of the Trust; and

                 (v) The fiduciaries, including, but not limited to, the Trustee, the Board, the Employer, the Benefits Committee and any Investment Manager shall have no responsibility for the investment elections made by Participants, Former Participants or Beneficiaries or for the voting or tendering of Employer Stock by Participants, Former Participants or Beneficiaries or other exercise of control over Plan assets in their respective Accounts.

            (b) Fiduciary Duties. The Benefits Committee and the Trustee shall discharge their respective duties under Plan solely in the interest of the Participants, their surviving spouses and their Beneficiaries and:

                 (i)  for the exclusive purpose of

                      (aa) providing benefits to Participants, their surviving spouses and their Beneficiaries, and

                      (bb)  defraying reasonable expenses of
                 administering the Plan;

                 (ii) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and

                 (iii) by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so.

      17.2 Prohibited Transactions. Neither the Trustee, nor any Investment Manager, nor any Participant (or Former Participant) who directs the investment of his or her Account shall engage in a transaction which the Trustee, Investment Manager or Participant (or Former Participant) knows or should know is prohibited by Section 406 or 407(a) of ERISA or by
Section 4975 of the Code, unless an appropriate exemption or exemptions have been granted by the Department of Labor under Section 408 of ERISA and the Department of the Treasury under Section 4975(c)(2) of the Code.

      17.3 Delegation of Authority by Adopting Employers. Each employer that adopts the Plan with the consent of the Board hereby irrevocably grants to the Board, the Benefits Committee, the Appellate Committee, and the Trustee exclusive authority to exercise all the powers conferred on them by the terms of the Plan, including the power vested in the Board to amend or terminate the Plan, and each adopting employer irrevocably appoints the Board, the Benefits Committee, the Appellate Committee and the Trustee as its agents for such purposes. In addition, each employer that adopts the Plan shall automatically become a party to the Trust without further action on its part.

      17.4 Transfers of Employment. If any Employee transfers employment from one Employer to another Employer, his or her employment shall not be considered interrupted or terminated. Upon such transfer, the Employee's new Employer shall assume the obligations of this Plan with respect to such Employee. A Participant's transfer from one Employer to another Employer shall not affect his or her rights under the Plan, and all amounts allocated and credited to his or her Account as well as all of his or her Years of Participation Service with the transferor Employer as of the date of such transfer shall continue to his or her credit.

      17.5 Initial Plan Qualification. All contributions to the Plan are conditioned on initial qualification of the Plan under Section 401(a) of the Code. If the Plan does not initially qualify, the Trustee shall, upon request of the Employer, return the contributions and any earnings thereon.

      17.6 Exclusive Benefit. Except as otherwise provided in the Plan or authorized by the Code, in no event shall any part of the Trust Fund be used for, or diverted to, purposes other than for the exclusive benefit of the Employees and their Beneficiaries.

      17.7 Service With Predecessor Employer. Service with a predecessor employer shall, to the extent required by law, be treated as service with the Employer.

      17.8 Employment. Participation in the Plan shall not give any Participant the right to be retained in the employ of the Employer or any other right not specified herein.

      17.9 Gender. When necessary to the meaning hereof, and except when otherwise indicated by the context, either the masculine or the neuter pronoun shall be deemed to include the masculine, the feminine, and the neuter.

      17.10 Governing Law. This Plan shall be governed and construed by the laws of the United States of America. To the extent that the laws of the United States of America shall not be held to have preempted local law, the Plan shall be administered under the laws of the State of Maine.

      17.11 Article and Section Headings and Table of Contents. The Article and Section headings and Table of Contents are inserted for convenience of reference and shall not be considered in the construction of the Plan.

            IN WITNESS WHEREOF, the Employer and the Trustee have caused this instrument to be executed this 22nd day of December, 1994.


WITNESS:                                  UNUM CORPORATION


/s/ Marie A. Fogg                         By: /s/ Eileen C. Farrar
    Marie A. Fogg                             Eileen C. Farrar
                                          Its Senior Vice President

                               Page 104 of 104